AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 1998
                                                    REGISTRATION NO. 333-
             =======================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ----------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    ----------------------------------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                   (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
                (EXACT NAME AS SPECIFIED IN REGISTRANT'S CHARTER)
                           BA MASTER CREDIT CARD TRUST
                          (ISSUER OF THE CERTIFICATES)

         UNITED STATES                         6025                     86-0645265
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)

                             1825 EAST BUCKEYE ROAD
                             PHOENIX, ARIZONA 85034
                                 (602) 597-3738
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                               ROBERT W. LONG, JR.
                             BANKAMERICA CORPORATION
                             100 NORTH TRYON STREET
                         CHARLOTTE, NORTH CAROLINA 28255
                                 (704) 386-2389
            (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

        MARK R. LEVIE, ESQ.                ANDREA B. GOLDENBERG, ESQ.      JASON H.P. KRAVITT, ESQ.
ORRICK, HERRINGTON & SUTCLIFFE, LLP         BANK OF AMERICA NATIONAL         MAYER, BROWN & PLATT
 OLD FEDERAL RESERVE BANK BUILDING       TRUST AND SAVINGS ASSOCIATION     190 SOUTH LASALLE STREET
         400 SANSOME STREET                 555 SOUTH FLOWER STREET               SUITE 3900
SAN FRANCISCO, CALIFORNIA 94111-3143     LOS ANGELES, CALIFORNIA 90071     CHICAGO, ILLINOIS 60603
           (415) 392-1122                        (213) 228-5678                 (312) 782-0600

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

                  From time to time after this registration statement becomes effective as determined by market conditions.

         If the only securities registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
              Title of each class of                Amount to      Proposed maximum      Proposed maximum     Amount of
           securities to be registered                  be        offering price per    aggregate offering   registration
                                                    registered       certificate*             price*             fee
--------------------------------------------------------------------------------------------------------------------------
Asset Backed Certificates........................   $1,000,000           100%               $1,000,000           $295
--------------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   Prospectus
                           BA MASTER CREDIT CARD TRUST
                                     Issuer
                      BANK OF AMERICA NATIONAL ASSOCIATION
                             Transferor and Servicer



                            ASSET BACKED CERTIFICATES


CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 10 IN THIS PROSPECTUS.

A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates will represent interests in the trust only and will not represent interests in or obligations of Bank of America or any of its affiliates.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST --

- may periodically issue asset backed certificates in one or more series with one or more classes; and

-        will own --

         - receivables in a portfolio of consumer revolving credit card accounts;

         -        payments due on those receivables; and

         - other property described in this prospectus and in the accompanying prospectus supplement.

THE CERTIFICATES --

- will represent interests in the trust and will be paid only from the trust assets;

- offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

-        may have one or more forms of enhancement; and

- will be issued as part of a designated series which may include one or more classes of certificates and enhancement.

THE CERTIFICATEHOLDERS --

- will receive interest and principal payments from a varying percentage of credit card account collections.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                               ________ __, 199__

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the certificates in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

      -     the timing of interest and principal payments;
      -     financial and other information about the receivables;
      -     information about enhancement for each class;
      -     the ratings for each class; and
      -     the method for selling the certificates.

      IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

      We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms for Prospectus" beginning on page 60 in this prospectus.


                                -----------------

                                TABLE OF CONTENTS

                                                    Page
                                                    ----

PROSPECTUS SUMMARY.................................   5
  The Trust And The Trustee........................   5
  Trust Assets.....................................   5
  Information About The Receivables................   5
  Collections By The Servicer......................   6
  Allocation Of Trust Assets.......................   6
  Interest Payments On The Certificates............   6
  Principal Payments On The Certificates...........   7
    Revolving Period...............................   7
    Controlled Accumulation Period.................   7
    Controlled Amortization Period.................   7
    Principal Amortization Period..................   8
    Rapid Accumulation Period......................   8
    Rapid Amortization Period......................   8
    Pay Out Events.................................   8
  Shared Excess Finance Charge Collections.........   8
  Shared Excess Principal Collections..............   9
  Credit Enhancement...............................   9
  Optional Repurchase..............................   9
  Tax Status.......................................   9
  ERISA Considerations.............................   9
  Certificate Ratings..............................   9

RISK FACTORS.......................................  10

THE TRUST..........................................  14

BANK OF AMERICA'S CREDIT CARD ACTIVITIES...........  14
  General..........................................  14
  Originations and Underwriting....................  15
  Customer Service.................................  16
  Interchange......................................  16
  Competition in the Credit Card Industry..........  16

THE RECEIVABLES....................................  17

MATURITY ASSUMPTIONS...............................  17

USE OF PROCEEDS....................................  18

BANKAMERICA CORPORATION, BANK OF
 AMERICA AND BANK OF AMERICA
  NATIONAL TRUST AND SAVINGS
  ASSOCIATION .....................................  18

DESCRIPTION OF THE CERTIFICATES....................  19
  General..........................................  19
  Book-Entry Registration..........................  20
  Definitive Certificates..........................  23
  The Transferor Certificate; Additional
    Transferors....................................  24
  Interest Payments................................  24
  Principal Payments...............................  25
  Transfer and Assignment of Receivables...........  25
  New Issuance.....................................  26
  Representations and Warranties...................  27
  Addition of Trust Assets.........................  29
  Removal of Accounts..............................  30
  Collection and Other Servicing Procedures........  31
  Discount Option..................................  31
  Trust Accounts...................................  31
  Funding Period...................................  32
  Investor Percentage and Transferor
    Percentage.....................................  33
  Application of Collections.......................  33
  Groups of Series.................................  35
  Shared Excess Finance Charge Collections.........  35
  Shared Excess Principal Collections..............  36
  Paired Series....................................  36
  Defaulted Receivables; Rebates and Fraudulent
    Charges; Investor Charge-Offs .................  36
  Defeasance.......................................  37
  Final Payment of Principal; Termination..........  37
  Pay Out Events...................................  38
  Servicing Compensation and Payment
    of Expenses....................................  39
  Certain Matters Regarding the Transferor and the
    Servicer ......................................  40
  Servicer Default.................................  41
  Reports to Certificateholders....................  42
  Evidence as to Compliance........................  42
  Amendments.......................................  43
  List of Certificateholders.......................  44
  The Trustee......................................  44
  Certificateholders Have Limited Control
    of Actions.....................................  44

CREDIT ENHANCEMENT AND ENHANCEMENT.................  44
  General..........................................  44
  Subordination....................................  45
  Letter of Credit.................................  45
  Cash Collateral Guaranty or Account..............  46
  Collateral Interest..............................  46
  Surety Bond or Insurance Policy..................  46
  Spread Account...................................  46
  Reserve Account..................................  47
  Interest Rate Swaps and Related Caps, Floors and
    Collars .......................................  47

CERTIFICATE RATINGS................................  47

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES...........  48
  Transfer of Receivables..........................  48
  Certain Matters Relating to Receivership.........  49
  Consumer Protection Laws.........................  50

FEDERAL INCOME TAX CONSEQUENCES....................  50
  General..........................................  50
  Treatment of the Certificates as Debt............  51
  Treatment of the Trust...........................  51

                                TABLE OF CONTENTS
                                  (continued)
                                                    Page
                                                    ----

  Taxation of Interest Income of U.S. Certificate
    Owners ........................................  53
  Sale or Exchange of Certificates.................  54
  Non-U.S. Certificate Owners......................  54
  Information Reporting and Backup
    Withholding....................................  55
  New Withholding Regulations......................  55
  State and Local Taxation.........................  55

ERISA CONSIDERATIONS...............................  55

PLAN OF DISTRIBUTION...............................  57

LEGAL MATTERS......................................  58

REPORTS TO CERTIFICATEHOLDERS......................  58

WHERE YOU CAN FIND MORE
  INFORMATION......................................  58

INDEX OF TERMS FOR PROSPECTUS......................  60

ANNEX I: GLOBAL CLEARANCE,
  SETTLEMENT AND TAX  DOCUMENTATION
  PROCEDURES ......................................  A-1

                               PROSPECTUS SUMMARY

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

- THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

THE TRUST AND THE TRUSTEE

The BA Master Credit Card Trust was formed on July 19, 1996 under an agreement between Bank of America National Association, as transferor and as servicer, and U.S. Bank National Association, as trustee. The trust is a master trust under which one or more series will be issued through a series supplement to the agreement. Any class or series may not be offered by this prospectus; for example, they may be offered in a private placement. The trust may engage only in the following activities:

-     acquiring and holding specified assets;

- issuing and making payments on the certificates and other interests in the trust; and

-     engaging in related activities.

TRUST ASSETS

Bank of America has transferred to the trust the receivables in certain MasterCard(R) and VISA(R)* revolving credit card accounts. All new receivables generated in the accounts will be transferred automatically to the trust. The total amount of receivables in the trust will fluctuate daily as new receivables are generated and payments are received on existing accounts. Additional similar assets may be transferred to the trust. See "The Receivables" and "Description of the Certificates -- Addition of Trust Assets" in this prospectus.

The trust assets also include payments due on the receivables and other proceeds of the receivables and of related credit insurance policies including payments made, or amounts received, on receivables charged-off as uncollectible.

Additional trust assets may include:

- rights to certain fees Bank of America receives through VISA and MasterCard, called interchange;

- monies deposited in certain of the trust's bank accounts and investments of those monies; and

- enhancements, including any credit enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement, currency swap agreement, or other similar arrangement.

Bank of America may remove, subject to certain limitations and conditions, receivables that it transferred to the trust. See "Description of the Certificates -- Removal of Accounts" in this prospectus.

INFORMATION ABOUT THE RECEIVABLES

The receivables arise in accounts selected from Bank of America's credit card portfolio based on criteria established in the agreement and applied on the date of their selection.

The receivables consist of both principal receivables and finance charge receivables.

--------
* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and Visa U.S.A., Inc., respectively.

Principal receivables are, generally, amounts charged by cardholders for (a) goods and services and (b) cash advances.

Finance charge receivables are the related finance charges and credit card fees.

Interchange fees collected through MasterCard and VISA and annual membership fees collected from cardholders generally are treated as collections of finance charge receivables. See Bank of America's Credit Card Activities -- Interchange" in this prospectus.

COLLECTIONS BY THE SERVICER

Bank of America services the receivables under the agreement. In limited cases, Bank of America may resign or be removed and either the trustee or a third party may be appointed as the new servicer. Bank of America, or any new servicer, is called the servicer. The servicer receives a servicing fee from the trust for each series. See "BankAmerica Corporation, Bank of America and Bank of America National Trust and Savings Association" in this prospectus.

The servicer receives collections on the receivables, deposits those collections in an account and keeps track of those collections for finance charge receivables and principal receivables. The servicer then allocates those collections as summarized below.

ALLOCATION OF TRUST ASSETS

The trust assets will be allocated to the holders of certificates and other interests of each series. The transferor certificate represents the remaining interest in the assets of the trust not represented by the certificates and other interests issued by the trust. If there is more than one class in a series, there may be a further allocation of trust assets among each class.

The servicer will allocate (a) collections of finance charge receivables and principal receivables and (b) receivables in accounts charged-off as uncollectible, to each series based on a varying percentage, called the investor percentage, as described in the accompanying prospectus supplement.

The aggregate amount of principal receivables allocated to a series establishes that series's investor interest. The transferor interest will be the aggregate amount of principal receivables in the trust not allocated to each series.

Certificateholders are only entitled to amounts allocated to their series equal to the interest and principal payments on their certificates. See "Description of the Certificates -- General" and "--Investor Percentage and Transferor Percentage" in this prospectus.

INTEREST PAYMENTS ON THE CERTIFICATES

Each certificate of a series will represent the right to receive payments of interest as described in the accompanying prospectus supplement. If a series of certificates consists of one or more classes, each class may differ in, among other things, priority of payments, payment dates, interest rates, method for computing interest, and rights to enhancement.

Each class of certificates may have a fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the certificates, each called a distribution date.

If interest is paid less frequently than monthly, collections of finance charge receivables may be deposited monthly in one or more trust accounts and invested under guidelines established by the rating agencies until paid to certificateholders. Interest payments for any series of certificates will be funded from collections of finance charge receivables allocated to the series, any applicable enhancement and, if and to the extent specified in the accompanying prospectus supplement, monies earned while collections were invested pending payment to certificateholders. See "Description of the Certificates -- Application of Collections," "-- Shared Excess Finance Charge Collections" and "Credit Enhancement and Enhancement" in this prospectus.

PRINCIPAL PAYMENTS ON THE CERTIFICATES

Each certificate of a series will represent the right to receive payments of principal as described in the accompanying prospectus supplement. If a series of certificates consists of one or more classes, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity, and rights to enhancement.

REVOLVING PERIOD

Each class of certificates will begin with a period called a revolving period during which the trust will not pay, or accumulate, principal for the related certificateholders. The trust will usually pay available principal to the holder of the transferor certificate but may pay amounts due to holders of certificates of other series. The revolving period for a class starts on the date that class is issued and ends at the start of an amortization period or an accumulation period.

Following the revolving period, each class of certificates will have one or a combination of the following periods in which:

- principal is accumulated in specified amounts and paid on a scheduled date (this occurs during a controlled accumulation period);

- principal is paid in fixed amounts at scheduled intervals (this occurs during a controlled amortization period);

- principal is paid in varying amounts at scheduled intervals (this occurs during a principal amortization period);

- principal is accumulated in varying amounts following certain adverse events and paid on a scheduled date (this occurs during a rapid accumulation period);

- principal is paid in varying amounts each month following certain adverse events (this occurs during a rapid amortization period).

CONTROLLED ACCUMULATION PERIOD

If a class of certificates has a controlled accumulation period, the trust is expected to pay available principal to those certificateholders on a date specified in the accompanying prospectus supplement called the scheduled payment date. If the series has more than one class, each class may have a different priority for payment. For a period of time prior to the scheduled payment date, the trust is scheduled to deposit available principal in a trust account in specified amounts plus any specified amounts not previously deposited. If amounts sufficient to pay the investor interest for a class have not been accumulated by the scheduled payment date for that class, a pay out event will occur and the rapid amortization period will begin. The controlled accumulation period for a class starts on a date specified in the accompanying prospectus supplement and ends when any one of the following occurs:

-     the investor interest for the class is paid in full;

- a rapid amortization period or, if it applies, a rapid accumulation period starts; or

- the latest date by which principal and interest for the series of certificates can be paid, called the series termination date.

CONTROLLED AMORTIZATION PERIOD

If a class of certificates has a controlled amortization period, the trust will pay available principal to those certificateholders on each distribution date during the controlled amortization period in a fixed amount plus any amounts scheduled but not previously paid. If the series has more than one class, each class may have a different priority for payment. The controlled amortization period for a class starts on the date specified in the accompanying prospectus supplement and ends when any one of the following occurs:

-     the investor interest for the class is paid in full;

-     a rapid amortization period starts; or

-     the series termination date.

PRINCIPAL AMORTIZATION PERIOD

If a class of certificates has a principal amortization period, the trust will pay available principal to those certificateholders on each distribution date during the principal amortization period on which such certificateholders are scheduled to receive it. If a series has more than one class, each class may have a different priority and schedule for payment. The principal amortization period for a class starts on the date specified in the accompanying prospectus supplement and ends when any one of the following occurs:

-     the investor interest for the class is paid in full;

-     a rapid amortization period starts; or

-     the series termination date.

RAPID ACCUMULATION PERIOD

If a class of certificates has a controlled accumulation period, it may also have a rapid accumulation period. During a rapid accumulation period, the trust will periodically deposit available principal in a trust account prior to the scheduled payment date. The rapid accumulation period for a class starts as specified in the accompanying prospectus supplement on a day on or after a designated pay out event has occurred, but in no event later than the scheduled payment date, and ends when any one of the following occurs:

-     the investor interest for the class is paid in full;

-     a rapid amortization period starts; or

-     the scheduled payment date.

RAPID AMORTIZATION PERIOD

If a class of certificates is in a rapid amortization period, the trust will pay available principal to those certificateholders on each distribution date. If the series has more than one class, each class may have a different priority for payment. For a class without a rapid accumulation period, the rapid amortization period starts on the day a pay out event occurs. For a class with a rapid accumulation period, the rapid amortization period starts as specified in the accompanying prospectus supplement on a day on or after a pay out event occurs, but in no event later than the scheduled payment date for that class. The rapid amortization period ends when any of the following occurs:

-     the investor interest for the class is paid in full;

-     the series termination date; or

-     the trust termination date.

PAY OUT EVENTS

A pay out event for any series of certificates will include certain adverse events described in the accompanying prospectus supplement, including the following:

-     certain events of insolvency or receivership relating to the transferor;

- the transferor is unable to transfer receivables to the trust as required under the agreement; or

- The trust becomes an "investment company" under the Investment Company Act of 1940.

See "Description of the Certificates -- Pay Out Events" in this prospectus.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

Any series may be included in a shared excess finance charge collections group. If specified in the accompanying prospectus supplement, to the extent that collections of finance charge receivables allocated to any series are not needed for that series, those collections may be applied to certain shortfalls of another series in the same shared excess finance charge collections group. See "Description of the Certificates -- Shared Excess Finance Charge Collections" "-- Application of Collections" and "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this prospectus.

SHARED EXCESS PRINCIPAL COLLECTIONS

If specified in the accompanying prospectus supplement, to the extent that collections of principal receivables and certain other amounts that are allocated to the investor interest for any series are not needed for that series, those collections may be applied to cover principal payments for another series in the same group. Any reallocation for this purpose will not reduce the investor interest for the series to which those collections were initially allocated. See "Description of the Certificates -- Shared Excess Principal Collections" in this prospectus.

CREDIT ENHANCEMENT

Each class of a series may be entitled to credit enhancement. Credit enhancement provides additional payment protection to investors in each class of certificates that has credit enhancement.

Credit enhancement for the certificates of any class may take the form of one or more of the following:

-     subordination
-     collateral interest
-     insurance policy
-     cash collateral guaranty or account
-     letter of credit
-     surety bond
-     spread account
-     reserve account

The type, characteristics and amount of any credit enhancement will be:

- based on several factors, including the characteristics of the receivables and accounts at the time a series of certificates is issued and

- established based on the requirements of each rating agency rating one or more classes of the certificates of that series.

See "Credit Enhancement and Enhancement" and "Certificate Ratings" in this prospectus.

OPTIONAL REPURCHASE

Bank of America has the option to repurchase any series of certificates once the investor interest for the series is reduced to 5% or less of the initial investor interest. See "Description of the Certificates -- Final Payment of Principal; Termination" in this prospectus.

TAX STATUS

For information concerning the application of the federal income tax laws, including whether the certificates will be characterized as debt for federal income tax purposes, see "Federal Income Tax Consequences" in this prospectus and "Summary of Terms -- Tax Status" in the accompanying prospectus supplement.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement, Bank of America anticipates that the Class A certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For reasons discussed under "ERISA Considerations" in this prospectus and the accompanying prospectus supplement, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

CERTIFICATE RATINGS

Any certificate offered by this prospectus and the accompanying prospectus supplement will be rated at issuance in one of the four highest rating categories, excluding subcategory designations, by at least one nationally recognized rating organization. Any nationally recognized rating organization selected by the transferor to rate any series is a rating agency.

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.
See "Certificate Ratings" in this prospectus.

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase the certificates.

LIMITED ABILITY TO
  RESELL YOUR CERTIFICATES        The underwriters may assist in resales of the
                                    certificates but they are not required to do so. A secondary market for any certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

LIMITED OBLIGATIONS               The certificates will represent interests in
                                    the trust only and will not represent
                                    interests in or obligations of the
                                    transferor or any affiliate of the
                                    transferor. The transferor's obligations with respect to the certificates and the receivables are limited to (i) any obligations as transferor created pursuant to the transferor's representations and warranties with respect to the receivables and (ii) any obligations as servicer under the agreement. The certificates are not deposits and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency. Proceeds of the assets included in the trust (including the receivables and any enhancement) will be the only source of payments on the certificates, and there will be no recourse to the transferor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make payments on the certificates.

POTENTIAL PRIORITY OF
  CERTAIN LIENS                   The transferor has transferred the receivables
                                    to the trust. However, a court could
                                    conclude that the transferor still owns the receivables and that the trust holds only a security interest. The transferor has taken steps to give the trustee a "first priority perfected security interest" in the receivables in the event a court concludes the transferor still owns the receivables. The holder of a tax or government lien (or other lien permitted under the law without the consent of the transferor) on the transferor's property that attaches before new receivables come into existence, may have priority over the trust's interest in such new receivables. Also, if the transferor becomes insolvent or enters bankruptcy and the FDIC is appointed conservator or receiver of the transferor, the FDIC's administrative expenses might be paid from the receivables before the trust receives any payments on the receivables. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables" and "Description of the Certificates -- Representations and Warranties" in this prospectus.

POSSIBLE EFFECTS OF INSOLVENCY
  OR BANKRUPTCY OF THE TRANSFEROR,
  OTHER HOLDER OF TRANSFEROR
  CERTIFICATE OR THE SERVICER     The FDIC has stated that a security interest
                                    granted by a bank should be respected by the FDIC where --

                                  - the security interest (a) is validly
                                      perfected before the transferor's
                                      insolvency and (b) was not taken in
                                      contemplation of the transferor's
                                      insolvency or with the intent to hinder, delay or defraud the transferor or its creditors.

                                  FDIC staff positions taken prior to the
                                    passage of the Financial Institutions
                                    Reform, Recovery and Enforcement Act of 1989
                                    ("FIRREA") do not suggest that the FDIC
                                    would interrupt the timely transfer to the trust of payments collected on the receivables. If the FDIC were to assert a different position, your payments of outstanding principal and interest could be delayed and possibly reduced. For example, under the Federal Deposit Insurance Act (the "FDIA"), the FDIC could --

                                  - require the trustee to go through an
                                      administrative claims procedure to
                                      establish its right to those payments;

                                  - request a stay of proceedings with respect
                                      to the transferor; or

                                  - reject the transferor's sales contract and
                                      limit the trust's resulting claim to
                                      "actual direct compensatory damages."

                                  If a conservator or receiver were appointed
                                    for the transferor, then a pay out event could occur on all outstanding series. Under the terms of the agreement, new principal receivables would not be transferred to the trust and the trustee would sell the receivables (unless holders of more than 50% of the investor interest of each class of outstanding certificates, and anyone else authorized to vote on those matters in a series supplement, gave the trustee other instructions). The trust would then terminate earlier than was planned and you could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full. However, the conservator or receiver may have the power --

                                  - regardless of the terms of the agreement (a)
                                      to prevent the beginning of a rapid
                                      amortization period (or, if applicable,
                                      rapid accumulation period), (b) to prevent the early sale of the receivables and termination of the trust or (c) to require new principal receivables to continue being transferred to the trust; or

                                  - regardless of the instructions of those
                                      authorized to direct the trustee's actions under the agreement (a) to require the early sale of the receivables, (b) to require termination of the trust and retirement of the certificates or (c) to prohibit the continued transfer of principal receivables to the trust.

                                  In addition, if a servicer default occurs
                                    solely because a conservator or receiver is appointed for the servicer, the conservator or receiver might have the power to prevent either the trustee or the certificateholders from appointing a new servicer under the agreement. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership" in this prospectus.

TRANSFEROR'S ABILITY TO CHANGE
  TERMS OF THE ACCOUNTS AND
  POSSIBLE EFFECT ON
  CERTIFICATEHOLDERS              The transferor transfers the receivables to
                                    the trust but continues to own the accounts.
                                    As owner of the accounts, the transferor retains the right to change various account terms (including finance charges and other fees it charges and the required monthly minimum payment). A pay out event could occur if the transferor reduces the finance charges and other fees it charges and a corresponding decrease in the collection of finance charges and fees results. In addition, changes in the account terms may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than planned.

                                  The transferor will not reduce the interest
                                    rate it charges on the receivables or other fees if that action would result in a pay out event unless the transferor is required by law or determines it is necessary to maintain its credit card business, based on its good faith assessment of its business competition.

                                  The transferor will not change the terms of
                                    the accounts or its servicing practices
                                    (including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs) unless the transferor reasonably believes a pay out event would not occur for any series and takes the same action on its other substantially similar accounts, to the extent permitted by those accounts.

                                  The transferor has no restrictions on its
                                    ability to change the terms of the accounts except as described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause the transferor to change account terms.

EFFECTS OF CONSUMER PROTECTION
  LAWS ON CERTIFICATEHOLDERS      Federal and state consumer protection laws
                                    regulate the creation and enforcement of consumer loans. Congress and the states could further regulate the credit card and consumer credit industry in ways that make it more difficult for the servicer to collect payments on the receivables or that reduce the finance charges and other fees that the transferor can charge on credit card account balances. For example, if the transferor were required to reduce its finance charges and other fees, resulting in a corresponding decrease in the accounts' effective yield, this could lead to a pay out event, resulting in the payment of principal sooner than expected. See "Description of the Certificates -- Pay Out Events" in this prospectus.

                                  The transferor makes representations and
                                    warranties relating to the validity and
                                    enforceability of the receivables. Subject to certain conditions described under "Description of the Certificates -- Representations and Warranties" in this prospectus, the transferor must accept reassignment of each receivable that does not comply in all material respects with all requirements of applicable law. However, we do not anticipate that the trustee will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time the transferor has to correct the violation, is that the transferor must accept reassignment of the receivables affected by the violation (subject to certain conditions described under "Description of the Certificates -- Representations and Warranties" in this prospectus). See also "Certain Legal Aspects of the Receivables -- Consumer Protection Laws" in this prospectus.

                                  If a cardholder sought protection under
                                    federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its Account and, as a result, the related receivables would be charged-off as uncollectible. The certificateholders could suffer a loss if insufficient funds are available from credit enhancement or other sources. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this prospectus.

TIMING OF PRINCIPAL PAYMENTS      The receivables may be paid at any time. We
                                    cannot assure the creation of additional receivables in the accounts or that any particular pattern of cardholder payments will occur. The commencement and continuation of a revolving period, a controlled amortization period, a principal amortization period or a controlled accumulation period for a series or class of that series depend upon the continued generation of new receivables to be conveyed to the trust. A significant decline in the amount of receivables generated could result in the occurrence of a pay out event for one or more series and the commencement of the rapid amortization period or, if applicable, the rapid accumulation period for each of those series. If a pay out event occurs, you could receive payment of principal sooner than expected. The transferor's ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See "Maturity Assumptions" in this prospectus.

EFFECT OF SUBORDINATION ON
 SUBORDINATED CERTIFICATEHOLDERS  Where one or more classes in a series are subordinated, principal payments on the
                                    subordinated class or classes generally will not begin until the senior class or classes are repaid. Additionally, if collections of finance charge receivables allocated to a series are insufficient to cover amounts due for that series's senior certificates, the investor interest for the subordinated certificates might be reduced. This would reduce the amount of the collections of finance charge receivables available to the subordinated certificates in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated certificates. If receivables had to be sold, the net proceeds of that sale available to pay principal would be paid first to senior certificateholders and any remaining net proceeds would be paid to the subordinated certificateholders.

RISKS RELATING TO RECEIVABLES IN
  DEFAULTED ACCOUNTS              Each class of certificates will be allocated a
                                    portion of the receivables charged-off as uncollectible. See "Description of the Certificates -- Allocation Percentages" and "Bank of America's Credit Card Activities -- Delinquency and Loss Experience" in the accompanying prospectus supplement. If the amounts of receivables charged-off as uncollectible that are allocated to any certificates exceed the amounts available to cover them, which could occur if the limited amount of credit enhancement is reduced to zero, those certificateholders may not receive the full amount of principal and interest due to them. See "Description of the Certificates -- Reallocation of Cash Flows,"

                                    "-- Application of Collections"
                                    and "-- Defaulted Receivables; Investor
                                    Charge-Offs" in the accompanying
                                    prospectus supplement.

BASIS RISK                        Some accounts may have finance charges set at
                                    a variable rate based on a designated index
                                    (for example, the prime rate). A series of certificates may bear interest either at a fixed rate or at a floating rate based on a different index. If the rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts payable as interest on the certificates and other amounts paid from collections of finance charge receivables.

EFFECTS ON CERTIFICATEHOLDERS OF
  ISSUANCE OF ADDITIONAL SERIES
  BY THE TRUST                    The trust has issued other series of
                                    certificates and is expected to issue
                                    additional series from time to time. The trust may issue additional series with terms that are different from your series without the prior review or consent of any certificateholders. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its then current rating of such outstanding series. However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series.


                                    THE TRUST

      The BA Master Credit Card Trust (the "Trust") has been formed in accordance with the laws of the State of New York pursuant to the Agreement. The Trust will not engage in any business activity other than acquiring and holding Receivables, issuing Series (each, a "Series") of asset backed certificates (the "Certificates"), Supplemental Certificates and the Transferor Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement, including any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement, currency swap agreement, or other similar arrangement ("Enhancement") and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for additional capital resources other than the assets of the Trust and there is no reasonable potential for such need to develop. Furthermore, no such additional capital resources will be available.

                    BANK OF AMERICA'S CREDIT CARD ACTIVITIES

GENERAL

      On December 1, 1994, Bank of America National Trust and Savings Association ("Bank of America NT&SA") transferred its credit card accounts and certain related assets to Bank of America National Association ("Bank of America"). A selected portion of these transferred accounts initially constituted the accounts within the Trust. The receivables (the "Receivables") which Bank of America has conveyed and will convey to the Trust pursuant to the pooling and servicing agreement (as amended from time to time, the "Agreement") between Bank of America, as transferor (the "Transferor") and as servicer (the "Servicer"), and U.S. Bank National Association (formerly known as First Bank National Association), as Trustee (the "Trustee"), have been generated from transactions made by cardholders of VISA Classic and VISA Gold credit card accounts and Standard MasterCard and Gold MasterCard credit card accounts. Bank of America is a member of VISA U.S.A. Inc. and of MasterCard International Incorporated.

      The following discussion relates to the accounts in the Identified Pool from which the Accounts were selected. The Eligible Accounts from which the Accounts were selected do not necessarily represent the Identified Pool. In addition, Additional Accounts may consist of Eligible Accounts which are not currently in existence and which may be selected using different criteria from those used in selecting the Accounts already included in the Trust. See "Description of the Certificates - Addition of Trust Assets." Consequently, actual loss and delinquency, revenue and monthly payment rate experience with respect to the Eligible Accounts may be different from that experienced by the Trust Portfolio and the Identified Pool described in the Prospectus Supplement.

      The VISA and MasterCard credit card accounts may be used, and amounts charged by cardholders for goods and services and cash advances ("Principal Receivables") may be created, in four types of transactions: credit card purchases, cash advances, overdraft protection, and in certain cases, consolidation of outstanding balances of other credit card accounts.

      Each cardholder is subject to an agreement with Bank of America governing the terms and conditions of the related VISA or MasterCard credit card account. Pursuant to each such agreement, Bank of America reserves the right, subject to such notice to the cardholder as may be required by law, to add to or change the terms of its VISA or MasterCard credit card accounts at any time, including, without limitation, increasing or decreasing the periodic finance charges, or other charges, or the minimum monthly payment requirements.

      The credit evaluation, collection, and charge-off policies and servicing practices of Bank of America, as well as the terms and conditions governing cardholder agreements in effect as of the date hereof, are under continuous review by Bank of America and may change at any time in accordance with Bank of America's business judgment, applicable law and guidelines established by regulatory authorities.

      Transactions creating the Receivables through the use of the credit cards are processed through the VISA and MasterCard systems. If either system materially curtails its activities, or if Bank of America ceases to be a member of VISA or MasterCard, for any reason, a Pay Out Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could occur.

      The Accounts within the Trust are currently serviced by Bank of America. However, Bank of America has delegated the data processing services relating to all of the Accounts, to Total System Services, Inc ("TSYS") in Columbus, Georgia. TSYS is a credit, debit and private-label card processing company. Under this delegation, TSYS provides a variety of data processing services to Bank of America, including processing credit slips (drafts), cash advances and accountholder purchases for merchants. Additionally, TSYS stores customer's data files, updates master files daily, and provides master file tapes monthly, makes billing statement calculations, creates statement files, handles the daily posting of transactions to the accounts and handles the daily settlements with MasterCard and VISA.

ORIGINATIONS AND UNDERWRITING

      Credit card accounts are generated by Bank of America principally through:
(1) applications made available to prospective cardholders through a network of branches operated by Bank of America's affiliated banks; (2) direct-mail solicitations on a non-prescreened basis; (3) applications mailed to customers of Bank of America's affiliates; (4) pre-approved direct-mail solicitations of individuals who were prescreened at credit bureaus on the basis of criteria furnished by Bank of America; (5) consumer-initiated requests; and (6) the acquisition of credit card portfolios from other financial institutions.

      When originating accounts, Bank of America is subject to the Corporation's credit policy guidelines which govern lending activities at all Corporation subsidiaries. The Corporation's credit policy has addressed guiding principles, basic rules, policies, and special requirements to which all Corporation subsidiaries have been held accountable. Bank of America's ongoing compliance with the Corporation's credit policy and governing laws and regulations is frequently reviewed by internal compliance specialists, the Corporation's auditors and external auditors, and regulatory agency personnel.

      Bank of America's national direct-mail solicitation process begins with a prescreening review to identify creditworthy consumers for a credit card account. As part of the prescreening process, Bank of America provides a set of credit history criteria to credit reporting agencies, which in turn generate a list of prospective cardholders with desired attributes. Bank of America further refines the list by applying its internal underwriting criteria. These additional criteria are applied using risk analysis and other statistical models designed to predict the potential credit risk of prospective cardholders.

      In the case of an application which is not pre-approved, the credit risk of the applicant is evaluated with a credit scoring system, intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Each application is scored and evaluated based jointly on information reported on the application and by independent credit reporting agencies.

      Before purchasing a portfolio of credit card accounts from another financial institution, Bank of America reviews the historical performance and seasoning of the portfolio and the policies and practices of the other financial institution. Bank of America, however, does not requalify individual accounts within the acquired portfolio. There can be no assurance, therefore, that accounts so acquired have been originated in a manner consistent with Bank of America's policies or that the underwriting and qualification of such accounts conformed with prudent underwriting and qualification standards. However, following the acquisition of a portfolio of credit card accounts, Bank of America services and maintains such acquired accounts consistent with Bank of America's policies and practices.

      The initial credit line of any account originated by Bank of America is based on, among other things, each consumer's credit profile, level of existing and potential indebtedness relative to assumed income and estimated income, and demographic data. Cardholder requests for credit line increases are evaluated by Bank of America based on current credit bureau reports, updated application data, and prior account performance. In addition, Bank of America periodically increases and decreases credit lines for cardholders meeting specific criteria.

      Each Account is subject to an agreement governing the terms and conditions of the Accounts. In that agreement, Bank of America reserves the right to change or terminate any terms, conditions, services or features of an Account (including, without limitation, increasing or decreasing monthly periodic finance charges, other fees or minimum payments).

CUSTOMER SERVICE

      Customer service representatives are available seven days a week. Technologies, such as voice-response units for incoming calls, together with multiple tracking and reporting systems, are employed as part of Bank of America's effort to ensure that service standards are achieved and maintained.

INTERCHANGE

      Creditors participating in the VISA and MasterCard associations receive certain fees from VISA and MasterCard ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange, in connection with cardholder charges for goods and services, is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. The Transferor may be required, as described in the accompanying Prospectus Supplement (the "Prospectus Supplement"), to transfer to the Trust a percentage of the Interchange attributable to cardholder charges for goods and services in the related Accounts. If so required to be transferred, Interchange arising under the Accounts will be allocated to the related Certificates of any Series in the manner provided in the accompanying Prospectus Supplement, and, unless otherwise provided in the accompanying Prospectus Supplement, will be treated as collections of Finance Charge Receivables and will be used to pay required monthly payments including interest on the related Series of Certificates, and, in some cases, to pay all or a portion of the fee (the "Servicing Fee") paid to the Servicer as servicing compensation.


COMPETITION IN THE CREDIT CARD INDUSTRY

      The credit card industry is highly competitive. As new credit card companies enter the market and all companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. Bank of America's ability to compete in this industry environment will affect its ability to generate new Receivables and might also affect payment patterns on the Receivables. If the rate at which Bank of America generates new Receivables declines significantly, Bank of America might be unable to designate additional Accounts to the Trust and a Pay Out Event could occur, resulting in payment of principal sooner than expected. If the rate at which Bank of America generates new Receivables decreases significantly at a time when Certificateholders are scheduled to receive principal, Certificateholders might receive principal more slowly than planned.


                                 THE RECEIVABLES

      The Receivables conveyed to the Trust will arise in the credit card accounts (the "Accounts`") selected from a sub-set of MasterCard and VISA accounts identified by the Transferor (such sub-set as identified from time to time, the "Identified Pool") from among all MasterCard and VISA accounts owned by the Transferor (the "Bank Portfolio"). The Accounts were selected on the basis of criteria set forth in the Agreement as applied on the date (the "Cut-Off Date") specified in the accompanying Prospectus Supplement and, with respect to Additional Accounts, as of the date of their designation (collectively, the "Trust Portfolio"). The Transferor will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time additional eligible revolving credit card accounts to be included as Accounts (the "Additional Accounts") and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created, or to transfer to the Trust, Participations in lieu of such Receivables or in addition thereto. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. Furthermore, pursuant to the Agreement, the Transferor has the right (subject to certain limitations and conditions) to designate certain Accounts and to require the Trustee to reconvey all Receivables in such Accounts (the "Removed Accounts") to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the related Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the relevant Cut-Off Date plus any Additional Accounts minus any Removed Accounts. With respect to each Series of Certificates, the Transferor will represent and warrant to the Trust that, as of the date of issuance of the related Series (the "Closing Date") and the date Receivables are conveyed to the Trust, such Receivables meet certain eligibility requirements. See "Description of the Certificates -- Representations and Warranties" in this Prospectus.

      The Prospectus Supplement relating to each Series of Certificates will provide certain information about the Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of related charges and credit card fees ("Finance Charge Receivables"), the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.

                              MATURITY ASSUMPTIONS

      For each Series, following the Revolving Period, collections of Principal Receivables are expected to be distributed to the holders of each Class of Certificates (the "Certificateholders") of such Series or any specified class (each, a "Class") thereof on each specified distribution date (each, a "Distribution Date") during either a period called the "Controlled Amortization Period" or a period called the "Principal Amortization Period", or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during a period called the "Controlled Accumulation Period" and, under certain limited circumstances if so specified in the accompanying Prospectus Supplement, a period called the "Rapid Accumulation Period" (each, an "Accumulation Period") and distributed on a payment date specified in the accompanying Prospectus Supplement (a "Scheduled Payment Date"); provided, however, that, if the Rapid Amortization Period commences, collections of Principal Receivables will be paid to Certificateholders in the manner described in this Prospectus and in the accompanying Prospectus Supplement. The accompanying Prospectus Supplement specifies when the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Pay Out

Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period or, if so specified in the accompanying Prospectus Supplement, a Rapid Accumulation Period.

      No assurance can be given, however, that the Principal Receivables allocated to be paid to Certificateholders or the holders of any specified Class thereof will be available for distribution or accumulation for payment to Certificateholders on each Distribution Date during the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, or on the Scheduled Payment Date, as applicable. In addition, the Transferor can give no assurance that the payment rate assumptions for any Series will prove to be correct. The accompanying Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the Identified Pool and the Trust Portfolio, as applicable. There can be no assurance that future performance will be consistent with such historical data.

    Cardholders' use of credit and payment patterns may change due to seasonal variations, the payment habits of individual cardholders, and in response to a variety of social, technological, legal and economic factors. As a result, the amount of collections of Receivables may vary from month to month. Relevant economic factors include the rate of inflation, unemployment levels and relative interest rates. While the addresses of the cardholders in the portfolio suggest a wide geographic distribution, the Transferor is unable to determine the extent to which these factors may affect future credit use or payment patterns. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period or Accumulation Period, or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in the accompanying Prospectus Supplement. If a Pay Out Event occurs and the Rapid Amortization Period commences, the average life and maturity of such Series of Certificates could be significantly reduced.

    Because, for any Series of Certificates, there may be a slowdown in the payment rate below the payment rate used to determine the amount of collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders or any specified Class thereof during a Controlled Amortization Period, a Principal Amortization Period or a Rapid Amortization Period (each, an "Amortization Period") or an Accumulation Period or on any Scheduled Payment Date, as applicable, or a Pay Out Event may occur which could initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months.

                                 USE OF PROCEEDS

    The net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes or for such other purpose specified in the accompanying Prospectus Supplement.

                  BANKAMERICA CORPORATION, BANK OF AMERICA AND
             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

         BankAmerica Corporation (the "Corporation") is a multi-bank holding company formed in connection with the merger of NationsBank Corporation, a North Carolina corporation ("NationsBank") and the former BankAmerica Corporation, a Delaware corporation ("BAC") pursuant to an Agreement and Plan of Reorganization dated as of April 10, 1998 (the "Merger Agreement"). Pursuant to the Merger Agreement, (i) NationsBank formed a new Delaware subsidiary ("NationsBank (DE)") and merged (the "Reincorporation Merger") with and into NationsBank (DE), with NationsBank (DE) as the surviving corporation in the Reincorporation Merger, and
(ii) BAC thereafter merged (the "Merger," and together with the Reincorporation Merger, the "Reorganization") with and into NationsBank (DE), with NationsBank
(DE) as the surviving Corporation in the Merger. The Merger was consummated on September 30, 1998. Through its subsidiaries, the Corporation provides diverse banking and other financial services to individuals, businesses and corporate, institutional and governmental clients across the United States and around the world.

         Bank of America is a wholly-owned subsidiary of the Corporation. Bank of America was formed in 1989 and is headquartered in Phoenix, Arizona. Bank of America is a national bank organized under the laws of the

United States and regulated primarily by the Office of the Comptroller of the Currency. Bank of America's activities are primarily related to credit card lending.

         Bank of America NT&SA, a wholly-owned subsidiary of the Corporation, was formed in 1904. On December 1, 1994, Bank of America NT&SA transferred its credit card accounts and certain related assets to Bank of America. A selected portion of these transferred accounts initially constituted the Accounts within the Trust.

    The Prospectus Supplement for each Series of Certificates contains additional information, including financial information, relating to the Corporation and Bank of America.

                         DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series of Certificates issued by the Trust (which may include Series offered pursuant to this Prospectus) and the Transferor Certificate. The "Transferor Certificate" represents the remaining interest in the assets of the Trust not represented by the Certificates and other interests issued by the Trust. Each Series will be issued pursuant to the Agreement entered into by Bank of America and the Trustee and a series supplement to the Agreement (a "Series Supplement"), a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement and Series Supplement.

GENERAL

    The Certificates of each Series will represent interests in certain assets of the Trust, including the right to the applicable "Investor Percentage," as described in the accompanying Prospectus Supplement, of all cardholder payments on the Receivables in the Trust. For each Series of Certificates, the aggregate amount of Principal Receivables allocated to such Series establishes that Series' "Investor Interest." The Investor Interest on any date generally will be equal to the initial Investor Interest as of the related Closing Date for such Series (increased by the principal balance of any Certificates of such Series issued after the Closing Date for such Series) minus the amount of principal paid to the related Certificateholders prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Certificates prior to such date, except that the Investor Interest of any pre-funded Series may increase upon the transfer of additional Principal Receivables to the Trust or the reduction of the Investor Interest or the Adjusted Investor Interest of another Series. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Investor Interest may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the accompanying Prospectus Supplement.

    Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates ("Senior Certificates") and one or more of which may be Subordinated Certificates ("Subordinated Certificates"). Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Investor Interest with respect to a Series with more than one Class will be allocated among the Classes as described in the accompanying Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, interest rate per annum ("Certificate Rate") and the availability of Enhancement.

    For each Series of Certificates, payments or deposits of interest and principal will be made on Distribution Dates specified in the accompanying Prospectus Supplement to Certificateholders in whose names the Certificates were registered on the record dates (each, a "Record Date") or otherwise as specified in the accompanying Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the accompanying Prospectus Supplement.

    For each Series of Certificates, the Transferor initially will own the Transferor Certificate. The Transferor Certificate will represent the undivided interest in the Trust not represented by the Certificates issued and outstanding under the Trust or the rights, if any, of any Credit Enhancement Providers to receive payments from the Trust. The holder of the Transferor Certificate will have the right to a percentage (the "Transferor Percentage") of all cardholder payments from the Receivables in the Trust. If provided in the Agreement and the accompanying Prospectus Supplement, the Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth therein. See "-- Certain Matters Regarding the Transferor and the Servicer" in this Prospectus.

    Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Certificates, during the period beginning on the Closing Date and ending with the commencement of an Amortization Period or an Accumulation Period (the "Revolving Period"), the amount of the Investor Interest in the Trust will remain constant except under certain limited circumstances. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this Prospectus. The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid. The "Transferor Interest" is the aggregate amount of Principal Receivables in the Trust not allocated to each Series. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, the Investor Interest of such Series will decline as customer payments of Principal Receivables are collected and distributed to or accumulated for distribution to the Certificateholders. As a result, the Transferor Interest will generally increase to reflect reductions in the Investor Interest for such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The Transferor Interest in the Trust may also be reduced as the result of a new issuance of a Series of Certificates (a "New Issuance"). See "-- New Issuance" in this Prospectus.

    Unless otherwise specified in the accompanying Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of The Depository Trust Company "DTC" (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. & Co. ("Cede") Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No owner of beneficial interests in the Certificates (a "Certificate Owner") acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described in this Prospectus, all references in this Prospectus to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below). In addition, unless and until Certificates in fully registered, certificated form ("Definitive Certificates") are issued for any Series. The Trustee will not consider a Certificate Owner to be a Certificateholder (as that term is used in the Agreement) and all references in this Prospectus to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. Therefore, until such time, a Certificate Owner will only be able to exercise its rights as a Certificateholder, indirectly through DTC, Cedel Bank, societe anonyme ("Cedel") or the Euroclear System and their participating organizations. See "-- Book-Entry Registration" and "-- Definitive Certificates" in this Prospectus.

    If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

    Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Certificates, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

    DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the Year 2000. This could result in the inability of these systems to properly process transactions with dates in the Year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems relating to the payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

    In addition, DTC is contacting (and will continue to contact) third party vendors that provide services to DTC to determine the extent of their Year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in Year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

    The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The Transferor makes no representations as to the accuracy or completeness of such information.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

    Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only holder of the Certificates (a "Certificateholder") will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Investor Interest only at the direction of and on behalf of Participants whose holdings include interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other interests to the extent that such actions are taken on behalf of Participants whose holdings include such interests.

    Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 34 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in more than 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the

Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this Prospectus. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Transferor would seek an alternative depository (if available) or cause the issuance of Definitive Certificates to Certificate Owners or their nominees in the manner described under "-- Definitive Certificates" in this Prospectus.

DEFINITIVE CERTIFICATES

    Unless otherwise specified in the accompanying Prospectus Supplement, the Certificates of each Series will be issued as Definitive Certificates in fully registered, certificated form to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the accompanying Prospectus Supplement) of the Investor Interest advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

    Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in this Prospectus and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the

Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee, except that distributions made with respect to Certificates registered in the name of the nominee of a clearing agency will be made in immediately available funds. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

    Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

THE TRANSFEROR CERTIFICATE; ADDITIONAL TRANSFERORS

    The Agreement provides that the Transferor may instruct the Trustee to issue one or more additional certificates (each, a "Supplemental Certificate") which, together with the Transferor Certificate, will represent the Transferor Interest. Each Supplemental Certificate will be issued to a person designated by the Transferor upon the execution and delivery of a supplement to the Agreement (which supplement will be subject to the amendment section of the Agreement to the extent that it amends any of the terms of the Agreement; see "-- Amendments" in this Prospectus); provided, however, that (a) the Transferor shall have given written notice to each nationally recognized rating organization selected by the Transferor to rate any Series (each, a "Rating Agency") of the issuance of such Supplemental Certificate, (b) the Transferor Interest (excluding the interest represented by any Supplemental Certificate) shall not be less than 2% of the total amount of Principal Receivables as of the date of, and after giving effect to, such issuance and (c) if any Series of Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferor shall have delivered to the Trustee and each Rating Agency an opinion of counsel, dated the date of such transfer, to the effect that such transfer does not adversely affect the conclusions reached in any of the Tax Opinions delivered in connection with the issuance of any applicable Series of Certificates. Any transfer of a Supplemental Certificate is subject to the condition set forth in clause (b) above.

    Bank of America may designate affiliates of Bank of America to be included as a Transferor (each, an "Additional Transferor") under the Agreement (by means of an amendment to the Agreement that will not require the consent of any Certificateholder; see "-- Amendments" in this Prospectus) and, in connection with such designation, the Transferor shall surrender the Transferor Certificate to the Trustee in exchange for a newly issued Transferor Certificate modified to reflect such Additional Transferor's interest in the Transferor Interest; provided, however, that (i) the conditions set forth in the preceding paragraph with respect to the issuance of a Supplemental Certificate shall have been satisfied with respect to such designation and exchange and (ii) any applicable condition described in "-- Addition of Trust Assets" in this Prospectus shall have been satisfied with respect to the transfer of Receivables or Participations by any Additional Transferor to the Trust. Following the inclusion of an Additional Transferor, the Additional Transferor will be treated in the same manner as a Transferor and each Additional Transferor generally will have the same obligations and rights as a Transferor described in this Prospectus.

    The Transferor Certificate (or any interest therein) may be transferred to a Person which is a member of the "affiliated group" of which the Corporation is the "common parent" (as such terms are defined in Section 1504(a) of the Code); provided, however, that (i) if any Series of Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferors shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such transfer, with respect thereto, and (ii) any such transferee shall be deemed to be a "Transferor" for certain purposes including for purposes of the discussion under "-- Pay Out Events" in this Prospectus.

INTEREST PAYMENTS

    For each Series of Certificates and Class thereof, interest will accrue from the relevant Closing Date on the applicable Investor Interest at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the accompanying Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the accompanying Prospectus Supplement. Interest payments on any Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "Monthly Period") and may be funded from certain investment earnings on funds held in accounts of the Trust and from any applicable Credit Enhancement, if necessary, or certain other amounts as specified in the accompanying Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the accompanying Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof describes the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

PRINCIPAL PAYMENTS

    Except in the circumstances specified in the accompanying Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period or Principal Amortization Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the accompanying Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event or, if so specified in the accompanying Prospectus Supplement, the Rapid Accumulation Period, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the accompanying Prospectus Supplement. During an Accumulation Period, principal will be accumulated in a trust account established for the benefit of such Certificateholders (a "Principal Funding Account") for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the accompanying Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Monthly Period or Periods as specified in the accompanying Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the accompanying Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The accompanying Prospectus Supplement describes the manner, timing and priority of payments of principal to Certificateholders of each Class.

    Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the accompanying Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the accompanying Prospectus Supplement.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

    With respect to the Trust, the Transferor assigned, at the time of formation of the Trust, all of its right, title and interest in and to the Receivables in the related Accounts and all Receivables thereafter created in such Accounts.

    In connection with each transfer of Receivables to the Trust, the Transferor will indicate in its computer files that the related Receivables have been conveyed to the Trust. In addition, the Transferor will provide to the Trustee, with respect to the Trust, computer files or microfiche lists, containing a true and complete list showing each related

Account, identified by account number and by total outstanding balance on the date such accounts were designated for inclusion in the Trust. The Transferor will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer are not and will not be segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Transferor are and will be required to be marked to evidence such transfer. The Transferor will file, with respect to the Trust, Uniform Commercial Code financing statements with respect to the Receivables meeting the requirements of applicable state law. See "Risk Factors -- Potential Priority of Certain Liens" and "Certain Legal Aspects of the Receivables" in this Prospectus.

NEW ISSUANCE

    The Agreement provides for the Trustee to issue three types of certificates:
(i) one or more Series of Certificates which are transferable and have the characteristics described below, (ii) the Transferor Certificate, a certificate which, together with the Supplemental Certificates outstanding, if any, evidences the Transferor Interest, which Transferor Certificate initially will be held by the Transferor and will be transferable only as provided in the Agreement and (iii) one or more Supplemental Certificates, which if issued, would relate to the Transferor Interest in that they would be entitled to a portion of amounts allocable to the Transferor Interest and would be transferable as provided in the Agreement. Pursuant to the Agreement, the holder of the Transferor Certificate may define, with respect to any newly issued Series of Certificates, all principal terms of such new Series (the "Principal Terms"). Upon the issuance of an additional Series of Certificates, none of the Transferor, the Servicer, the Trustee or the Trust will be required or will intend to obtain the consent of any Certificateholder of any other Series previously issued by the Trust. However, as a condition of a New Issuance, the holder of the Transferor Certificate will deliver to the Trustee written confirmation that the New Issuance will not result in the reduction or withdrawal by any Rating Agency of its rating of any outstanding Series. The Transferor may offer any Series under a prospectus or other disclosure document (a "Disclosure Document") in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act") or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

    The holder of the Transferor Certificate may permit a New Issuance and define Principal Terms such that each Series issued under the Trust has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization or accumulation periods while other Series are not. Moreover, each Series may have the benefit of a Credit Enhancement which is available only to such Series. Under the Agreement, the Trustee shall hold any such form of Credit Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of Credit Enhancement, the holder of the Transferor Certificate may deliver a different form of Credit Enhancement agreement. The holder of the Transferor Certificate may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular Class within such Series). The holder of the Transferor Certificate will also have the option under the Agreement to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased by the Transferor or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There will be no limit to the number of New Issuances that may be performed under the Agreement.

    A New Issuance may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the holder of the Transferor Certificate may permit a New Issuance by notifying the Trustee at least 3 days in advance of the date upon which the New Issuance is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the New Issuance and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Transferor Certificate, (ii) its certificate rate (or method of calculating such rate) and
(iii) the provider of Credit Enhancement, if any, which is expected to provide support with respect to it. The Agreement provides that on the date of the New Issuance the Trustee will authenticate any such Series only upon delivery to it of the following, among others, (i) a Series Supplement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that, for federal income tax purposes, (a) such issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance,
(b) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust (an opinion of counsel with respect to any matter to the effect referred to in clause (ii) with respect to any action is referred to in this Prospectus as a "Tax Opinion"), (iii) if required by the related Series Supplement, the form of Credit Enhancement, (iv) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement with respect thereto executed by the Transferor and the issuer of the Credit Enhancement, (v) written confirmation from each Rating Agency that the New Issuance will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it and (vi) an officer's certificate of the Transferor to the effect that after giving effect to the New Issuance the Transferor would not be required to add Additional Accounts pursuant to the Agreement and the Transferor Interest would be at least equal to a specified minimum level (the "Minimum Transferor Interest"). Upon satisfaction of such conditions, the Trustee will authenticate the new Series.

REPRESENTATIONS AND WARRANTIES

    The Transferor has made in the Agreement, certain representations and warranties to the Trust to the effect that, among other things, (a) as of the Closing Date, the Transferor was duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Agreement and (b) as of the Cut-Off Date (or as of the date of the designation of Additional Accounts), each Account was an Eligible Account. If so provided in the accompanying Prospectus Supplement, if (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by the Certificateholders holding not less than 50% of the Investor Interest of the related Series, and (ii) as a result the interests of the Certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period, then the Trustee or Certificateholders holding not less than 50% of the Investor Interest may give notice to the Transferor (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period or, if so specified in the accompanying Prospectus Supplement, the Rapid Accumulation Period.

    The Transferor has made in the Agreement, representations and warranties to the Trust relating to the Receivables in the Trust to the effect, among other things, that (a) as of the Closing Date of the initial Series of Certificates issued by the Trust, each of the Receivables then existing is an Eligible Receivable and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable, and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph within 60 days, or such longer period as may be agreed to by the Trustee, of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that as a result of such breach, the Receivables in the related Accounts are charged-off as uncollectible, the Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien (except for certain tax, governmental and other nonconsensual liens), the Transferor shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be a negative number, on the date of reassignment of such Ineligible Receivable the Transferor shall make a deposit in the Principal Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders. Certificateholders will not incur any costs, direct or indirect, relating to any such reassignment to the Transferor.

    The Transferor has made in the Agreement, representations and warranties to the Trust to the effect, among other things, that as of the Closing Date of the initial Series of Certificates issued by the Trust (a) the Agreement constitutes a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Trust under the Agreement constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax, governmental and other nonconsensual liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the Holders of Certificates evidencing interests in the Trust aggregating more than 50% of the aggregate Investor Interest of all Series outstanding under the Trust may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment will be equal to the Investor Interest and Enhancement Invested Amount or the Collateral Interest, if any, for each Series outstanding under the Trust on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal to such Certificateholders or such holders of the Enhancement Invested Amount or the Collateral Interest, if any, on such Distribution Date, plus an amount equal to all accrued and unpaid interest less the amount, if any, previously allocated for payment of such interest on such Distribution Date. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the Investor Interest and the Enhancement Invested Amount or the Collateral Interest, if any, for each such Series required to be repurchased and will be distributed upon presentation and surrender of the Certificates for each such Series. If the Trustee or Certificateholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Trustee or such Certificateholders. Certificateholders will not incur any costs, direct or indirect, related to the reassignment of the Trust Portfolio to the Transferor.

    An "Eligible Account" will be defined to mean, as of the relevant Cut-Off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), each Account owned by the applicable Transferor (a) which was in existence and maintained with such Transferor, (b) which is payable in United States dollars, (c) the customer of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions, (d) which has not been classified by such Transferor as cancelled, counterfeit, bankrupt, fraudulent, stolen or lost and (e) which has not been charged-off by such Transferor in its customary and usual manner for charging-off such Account as of the Cut-Off Date and, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust. Under the Agreement, the definition of Eligible Account may be changed by amendment to the Agreement without the consent of the related Certificateholders if (i) each of the related Transferors delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of such Transferors, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

    An "Eligible Receivable" will be defined to mean each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance, in all material respects, with all requirements of law applicable to the Transferor that transferred such Receivable to the Trust, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to such Transferor, (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by such Transferor in connection with the creation of such Receivable or the execution, delivery, creation and performance by such Transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation, such

Transferor or the Trust had good and marketable title free and clear of all liens and security interests arising under or through such Transferor (other than certain tax liens for taxes not then due or which such Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy-related exceptions) and (f) which constitutes an "account" or a "general intangible" under Article 9 of the applicable Uniform Commercial Code.

    Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, it will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. However, the Servicer will, with respect to the Trust, deliver to the Trustee on or before March 31 of each year (or such other date specified in the accompanying Prospectus Supplement) an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

ADDITION OF TRUST ASSETS

    As described above under "The Receivables," the Transferor will have the right to designate for the Trust, from time to time, additional Accounts to be included as Accounts with respect to the Trust ("Designated Additional Accounts"). In addition, the Transferor will be required to include Designated Additional Accounts under the circumstances and in the amounts specified in the accompanying Prospectus Supplement. The Transferor will convey to the Trust its interest in all Receivables of such Designated Additional Accounts, whether such Receivables are then existing or thereafter created. This feature permits the Transferor to increase the amount of Principal Receivables in the Trust over the amount that would otherwise be included, thereby permitting the issuance of additional Series or avoiding the occurrence of certain Pay Out Events with respect to existing Series. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature.

    The Transferor may from time to time, at its sole discretion, designate that all Eligible Accounts arising in the Identified Pool (or a specified portion thereof) during a specified period be included as Accounts ("Automatic Additional Accounts"), subject to the limitations specified in this paragraph. Unless each Rating Agency otherwise consents, no Automatic Additional Accounts may be designated for addition to the Trust if the number of Automatic Additional Accounts plus the number of Designated Additional Accounts added voluntarily as specified above, without prior Rating Agency approval, shall (i) with respect to any three consecutive Monthly Periods, exceed 15% of the number of Accounts at the end of the ninth Monthly Period preceding the commencement of such three Monthly Periods (or, the Cut-Off Date, whichever is later) or (ii) with respect to any twelve Monthly Periods, exceed 20% of the number of Accounts as of the first day of such twelve Monthly Periods (or, the related Cut-Off Date, whichever is later) (the "Aggregate Addition Limit"). If the Transferor or any Additional Transferor includes Automatic Additional Accounts in the Trust, in each calendar quarter on or before March 31, June 30, September 30 and December 31 of each calendar year beginning after the initial inclusion of Automatic Additional Accounts, or more frequently if required by any Rating Agency, the Transferor shall deliver to the Trustee and each Rating Agency an opinion of outside counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding three-month period confirming the validity and perfection of each transfer of such Automatic Additional Accounts. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Transferor and any Additional Transferor to designate Automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing or such Accounts are removed from the Trust. The Transferors may only include as Automatic Additional Accounts revolving credit card accounts either (i) originated by the Transferor, any Additional Transferor or any affiliate of the Transferor or any Additional Transferor and (ii) of a type previously included as Accounts. Additions of Participations must also comply with such conditions. Automatic Additional Accounts and Designated Additional Accounts relating to any Addition are collectively referred to in this Prospectus as "Additional Accounts."

    The applicable Transferor will represent that each Additional Account is an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by the Transferor using credit criteria different from those which were applied by the Transferor to the initial Accounts or may have been acquired by the Transferor from an institution which may have had different credit criteria.

    If so specified in the Prospectus Supplement relating to a Series, in addition to or in lieu of Additional Accounts, the Transferor under the Agreement is permitted to add to the Trust, participations representing interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the Transferor and collections thereon ("Participations"). Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (a "Participation Agreement") entered into by the Transferor which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the Participation Agreement and may be different from those specified in this Prospectus. The rights and remedies of the Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the related Participation Agreement. To the extent that such Participations encompass previously issued credit-card or other asset-backed securities, such securities (i) either will have been previously registered under the Securities Act or will have been held for the "holding period" prescribed by Rule 144(k) under the Securities Act and (ii) will have been acquired in a bona fide secondary market transaction, rather than from the issuer thereof or one of such issuer's affiliates, or such securities will have otherwise been acquired in compliance with the Securities Act. The Agreement may be amended to permit the addition of a Participation in the Trust without the consent of the related Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

    A conveyance by the Transferor to the Trust of Receivables in Additional Accounts or Participations is subject to the following conditions, among others (provided, that the following conditions (other than the delivery of a written assignment as described in clause (ii) and the making of representations and warranties in clause (iii)) shall not apply to the transfer to the Trust of Receivables in Automatic Additional Accounts): (i) the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts or Participations will be included, which notice shall specify the approximate aggregate amount of the Receivables or interests therein to be transferred; (ii) the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Certificateholders) as provided in the Agreement relating to such Additional Accounts or Participations (the "Assignment") and, the Transferor shall have delivered to the Trustee a computer file or microfiche list on the date of such Assignment, containing a true and complete list of such Additional Accounts (other than Automatic Additional Accounts) or Participations; (iii) the Transferor shall make certain representations and warranties that (x) each Additional Account is, as of its date of designation for inclusion in the Trust, an Eligible Account, and each Receivable in such Additional Account is, as of its date of designation for inclusion in the Trust, an Eligible Receivable, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of the related Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Identified Pool, and (z) as of the Addition Date, the Transferor or the applicable Additional Transferor, as the case may be, is not insolvent; (iv) the Transferor shall deliver certain opinions of counsel with respect to the transfer of the Receivables in the Additional Accounts or the Participations to the Trust and (v) under certain circumstances with respect to Additional Accounts, and in all cases with respect to Participations, the Transferor shall have received notice from each Rating Agency then rating any Series of Certificates outstanding under the Trust that the addition of such Additional Accounts or Participations will not result in the reduction or withdrawal of its then existing rating of any Series of Certificates outstanding under the Trust.

    In addition to the periodic reports otherwise required to be filed by the Servicer with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act, the Servicer intends to file, on behalf of the Trust, a Report on Form 8-K with respect to any addition to the Trust of Receivables in Additional Accounts or Participations that would have a material effect on the composition of the assets of the Trust.

REMOVAL OF ACCOUNTS

    Subject to the conditions set forth in the next succeeding sentence, the Transferor may, but shall not be obligated to, designate from time to time (which may be restricted to certain periods if so specified in the accompanying Prospectus Supplement) certain Accounts to be Removed Accounts, all Receivables in which shall be subject to deletion and removal from the Trust. This feature is intended to permit the Transferor to obtain unencumbered ownership of Receivables not needed to support any Series of Certificates. Certificateholders will not incur any cost, direct or indirect, as a result of the exercise of this feature. The Transferor will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur; (ii) the Transferor shall have delivered to the Trustee for execution a written assignment and a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (iii) none of (a) the Receivables are more than 15% delinquent by estimated principal amount and the weighted average delinquency of such Receivables does not exceed 60 days, (b) the Receivables are more than 7% delinquent by estimated principal balance and the weighted average delinquency of such Receivables does not exceed 90 days or (c) the Receivables are more than the specified percentage delinquent by estimated principal amount and the weighted average delinquency of such Receivables does not exceed the number of days specified in the accompanying Prospectus Supplement; (iv) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the holders of any Series of Certificates outstanding under the Trust were utilized in selecting the Removed Accounts to be removed from the Trust; (v) each Rating Agency then rating each Series of Certificates outstanding under the Trust shall have received notice of such proposed removal of Accounts and the Transferor shall have received notice from each such Rating Agency that such proposed removal will not result in a downgrade of its then-current rating for any such Series;
(vi) the aggregate amount of Principal Receivables of the Accounts then existing less the aggregate amount of Principal Receivables of the Removed Accounts shall not be less than the amount, if any, specified for any period specified; (vii) the Principal Receivables of the Removed Accounts shall not equal or exceed 5% (or such other percentage specified in the accompanying Prospectus Supplement) of the aggregate amount of the Principal Receivables in the Trust at such time; provided, however, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal or approximately equal the Investor Interest as of the last day of the Revolving Period or the aggregate principal amount of the Certificates of such Series (the "Full Investor Interest"), as applicable, of such Series; (viii) such other conditions as are specified in the accompanying Prospectus Supplement; and (ix) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (viii) above. Notwithstanding the above, the Transferor will be permitted to designate as a Removed Account, without the consent of the Trustee, Certificateholders or Rating Agencies, any Account that has a zero balance and which the Transferor will remove from its computer file.

COLLECTION AND OTHER SERVICING PROCEDURES

    For each Series of Certificates, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer will be required to maintain, or cause to be maintained, fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be commercially reasonable from time to time.

DISCOUNT OPTION

    The Transferor may at any time designate a specified fixed or variable percentage (the "Discount Percentage") of the amount of Receivables arising in certain Additional Accounts, if any, designated on or prior to the related Addition Date with respect to the Trust on and after the date such option is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. Such designation will become effective upon satisfaction of the requirements set forth in the Agreement, including written confirmation by each Rating Agency of its then-current rating on each outstanding Series of the Trust. On the date of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the accompanying Prospectus Supplement. Such feature is intended to permit the Transferor to increase the Portfolio Yield and thereby decrease the risk of the occurrence of a Pay Out Event. The term "Portfolio Yield" will have the meaning set forth in the accompanying Prospectus Supplement.

TRUST ACCOUNTS

    The Trustee will establish and maintain in the name of the Trust two separate accounts in a segregated trust account (which need not be a deposit account), a "Finance Charge Account" and a "Principal Account," for the benefit of the Certificateholders of all related Series, including any Series offered pursuant to this Prospectus. The Agreement provides that the Trustee shall have the power to establish series accounts in Series Supplements, including an Interest Funding Account, a Principal Funding Account, a Pre-Funding Account or such other account specified in the related Series Supplement, each of which series accounts shall be held for the benefit of the Certificateholders of the related Series and for the purposes set forth in the accompanying Prospectus Supplement. The Trustee will also establish a "Distribution Account" (a non-interest bearing segregated demand deposit account established with a Qualified Institution other than the Transferor). The Servicer will establish and maintain, in the name of the Trustee, on behalf of the Trust, for the benefit of Certificateholders of all Series issued thereby including any Series offered pursuant to this Prospectus, an account established for the purpose of holding collections of Receivables (a "Collection Account"), which will be a non-interest bearing segregated account established and maintained with the Servicer or with a "Qualified Institution," defined as a depository institution or trust company, which may include the Trustee, organized under the laws of the United States or any one of the states thereof (including the District of Columbia), which at all times has a short-term unsecured debt rating of P-1 by Moody's Investors Service, Inc. ("Moody's"), A-1+ by Standard & Poor's Ratings Services ("Standard & Poor's") and F-1 by Fitch IBCA, Inc. ("Fitch") (if then rated by Fitch) or, if such depository institution shall have corporate trust powers and shall maintain the Trust account as a fully segregated trust account with the trust department, a long-term unsecured debt obligation rating of Baa3 by Moody's or a depository institution, which may include the Trustee, which is acceptable to the Rating Agencies. Funds in the Principal Account and the Finance Charge Account for the Trust will be invested, at the direction of the Servicer, in (i) obligations of or fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit or short-term deposits of which have the highest rating from Fitch (if rated by Fitch), Moody's and Standard & Poor's, (iii) commercial paper, bank notes or any other debt obligation having, at the time of the Trust's investment, a rating in the highest rating category from Fitch (if rated by Fitch), Moody's and Standard & Poor's, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above and certain repurchase agreements transacted with either (a) an entity subject to the United States federal bankruptcy code or (b) a financial institution insured by the FDIC or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corporation and (v) any other investment if the Rating Agency confirms in writing that such investment will not adversely affect its then current rating or ratings, if any, of the Certificates then outstanding, provided, that such investment will not cause the Trust to be treated as an investment company within the meaning of the Investment Company Act of 1940, as amended (such investments, "Permitted Investments"). Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor or used for another purpose if specified in the accompanying Prospectus Supplement. Funds in any other series account established by a Series Supplement may be invested in Permitted Investments or otherwise as provided in the accompanying Prospectus Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Agreement. The Trustee will initially be the paying agent and will have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

FUNDING PERIOD

    For any Series of Certificates, the accompanying Prospectus Supplement may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or Accumulation Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of deficiency (the "Pre-Funding Amount") will be held in a trust account established with the Trustee for the benefit of Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Receivables to the Trust or pending the reduction of the Investor Interests or the Adjusted Investor Interests of other Series issued by the Trust. The accompanying Prospectus Supplement will specify the initial Investor Interest with respect to such Series, the Full Investor Interest and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Receivables are delivered to the Trust or as the Investor Interests or the Adjusted Investor Interests of other Series of the Trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs or the occurrence of a Pay Out Event with respect to such Series as provided in the accompanying Prospectus Supplement. See "-- Addition of Trust Assets" in this Prospectus. This feature is intended to permit the Transferor to issue a new Series of Certificates at an opportune time, if the Investor Interests or Adjusted Investor Interests of existing Series are expected to be reduced or additional Receivables are expected to be included in the Trust at a subsequent time. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature. If the Investor Interest does not equal the Full Investor Interest by the end of the Funding Period, Certificateholders of the affected Series will receive principal repayments prior to the expected date of receipt. Any designation of Additional Accounts (or Participations) during the Funding Period will be subject to the same conditions and protections applicable at any other time.

    During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the accompanying Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the accompanying Prospectus Supplement. Such payment will reduce the aggregate principal amount of such Certificates. In addition, if so specified in the accompanying Prospectus Supplement, a prepayment premium or penalty or similar amount may be payable to the Certificateholders of such Series.

    Monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments and, if so specified in the accompanying Prospectus Supplement, will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Finance Charge Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the accompanying Prospectus Supplement.

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

    For the Trust, the Servicer will allocate between the Investor Interest of each Series issued and outstanding by the Trust (and among each outstanding Class of each Series) and the Transferor Interest, and, in certain circumstances, the interest of certain Credit Enhancement Providers, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Accounts which were charged-off as uncollectible by the Servicer ("Defaulted Accounts"). The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Transferor Percentage, and, in certain circumstances, the percentage interest of certain Credit Enhancement Providers (the "Credit Enhancement Percentage") with respect to such Series. The Prospectus Supplement relating to a Series specifies the Investor Percentage and, if applicable, the Credit Enhancement Percentage (or the method of calculating such percentages) with respect to the allocations of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. In addition, for each Series of Certificates having more than one Class, the accompanying Prospectus Supplement specifies the method of allocation between each Class.

    The Transferor Percentage will, in all cases, be equal to 100% minus the aggregate Investor Percentages and, if applicable, the Credit Enhancement Percentages, for all Series then outstanding.

APPLICATION OF COLLECTIONS

    Except as otherwise provided below, the Servicer will deposit into the Collection Account for the Trust no later than the second business day (or such other day specified in the accompanying Prospectus Supplement) following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Bank of America remains the Servicer under the Agreement, and (a)(i) the Servicer provides to the Trustee a letter of credit (or other credit support) covering risk collection of the Servicer and

(ii) the Transferor shall have received a notice from each Rating Agency that such letter of credit would not result in the lowering of such Rating Agency's then-existing rating of the related Series (and if the Trust has issued more than one series, any Series of certificates previously-issued and then-outstanding thereunder), or (b) the Servicer has and maintains a certificate of deposit or short-term deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by the FDIC, then the Servicer may make such deposits and payments on a monthly or other periodic basis on the business day immediately prior to each Distribution Date or other business day specified in the accompanying Prospectus Supplement (each, a "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

    Notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account, the Principal Account or any applicable series account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit collections from the Collection Account into the Finance Charge Account, the Principal Account or any series account established by a related Series Supplement up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the provider of Enhancement and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

    The Servicer will withdraw the following amounts, in the priority indicated, from the Collection Account for application as indicated unless the accompanying Prospectus Supplement specifies otherwise:

        (a) an amount equal to the Transferor Percentage of the aggregate amount of such deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid or held for payment to the holder of the Transferor Certificate, or, if applicable, the holder of any Supplemental Certificate;

        (b) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into the Finance Charge Account for allocation and distribution as described in the accompanying Prospectus Supplement;

        (c) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be paid or held for payment to the holder of the Transferor Certificate, provided that if after giving effect to the inclusion in the Trust of all Receivables on or prior to such date of processing and the application of payments referred to in paragraph (a) above the Transferor Interest is reduced to zero, the excess will be deposited in the Principal Account or other specified account and will be used as described in the accompanying Prospectus Supplement, including for payment to other Series of Certificates issued by the Trust;

        (d) during the Controlled Amortization Period, Controlled Accumulation Period or Rapid Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the accompanying Prospectus Supplement will be deposited in the Principal Account or Principal Funding Account, as applicable, for allocation and distribution to Certificateholders as described in the accompanying Prospectus Supplement, provided that if collections of Principal Receivables exceed the principal payments which may be allocated or distributed to Certificateholders, the amount of such excess will be paid to the holder of the Transferor Certificate until the Transferor Interest is reduced to zero, and thereafter will be deposited in the Principal Account or other specified account and will be used as described in the accompanying Prospectus Supplement, including for payment to other Series of Certificates issued by the Trust; and

        (e) during the Principal Amortization Period, if applicable, and the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables will be deposited into the Principal Account for application and distribution as provided in the accompanying Prospectus Supplement.

  In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the accompanying Prospectus Supplement.

  Any amounts collected in respect of Principal Receivables and not paid to the Transferor because the Transferor Interest is zero as described above (with respect to each Series, "Unallocated Principal Collections"), together with any adjustment payments as described above under "Description of the Certificates--Representations and Warranties" and below under "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs," will be paid to and held in the Principal Account and paid to the Transferor if and to the extent that the Transferor Interest is equal to or greater than zero. If an Amortization Period or Accumulation Period has commenced, Unallocated Principal Collections will be held for distribution to the Certificateholders on the related Distribution Date or accumulated for distribution on the Scheduled Payment Date, as applicable, and distributed to the Certificateholders of each Class or held for and distributed to the Certificateholders of other Series of Certificates issued by the Trust in the manner and order of priority specified in the accompanying Prospectus Supplement.

GROUPS OF SERIES

  The Agreement provides that the Transferor may create certain groups of Series (each a "Group"). These Groups will consist of (a) a single Shared Excess Principal Collections Group and (b) any number of Shared Excess Finance Charge Collections Groups. The Certificates of a Series may be designated by the Transferor to be included in the Shared Excess Principal Collections Group and/or one of the Shared Excess Finance Charge Collections Groups. That designation, if any, will be made by the Transferor, at its sole discretion, prior to the issuance of each Series and if any Series is designated by the Transferor to be included in any Group or Groups, such designation will be provided for in the Prospectus Supplement relating to any Series of Certificates so designated.

  To the extent that a Series of Certificates is included in the Shared Excess Principal Collections Group, Shared Excess Principal Collections with respect to such Group will be available to such Series, as described below under "--Shared Excess Principal Collections" and under "Description of the Certificates--Shared Excess Principal Collections" in the Prospectus Supplement relating to such Series of Certificates. To the extent that a Series of Certificates is included in a Shared Excess Finance Charge Collections Group, Shared Excess Finance Charge Collections with respect to such Group will be available to such Series, as described below under "--Shared Excess Finance Charge Collections" and under "Description of the Certificates--Shared Excess Finance Charge Collections" in the Prospectus Supplement relating to such Series of Certificates.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

  Any Series offered hereby may be included in a Shared Excess Finance Charge Collections Group. The Prospectus Supplement relating to a Series specifies whether such Series is included in a Shared Excess Finance Charge Collections Group and identifies any previously issued Series included in such Shared Excess Finance Charge Collections Group. If so specified in the accompanying Prospectus Supplement, the Certificateholders of a Series within a Shared Excess Finance Charge Collections Group or any Class thereof may be entitled to receive all or a portion of the Shared Excess Finance Charge Collections (as defined in the Prospectus Supplement relating to each applicable Series) with respect to all other Series within such Shared Excess Finance Charge Collections Group to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class; provided, however, that the application of Shared Excess Finance Charge Collections among any Series within any Shared Excess Finance Charge Collections Group will cease if the Transferor shall deliver to the Trustee a certificate of an authorized representative to the effect that, in the reasonable belief of the Transferor, the continued application of Shared Excess Finance Charge Collections with respect to any applicable Shared Excess Finance Charge Collections Group would have adverse regulatory implications with respect to the Transferor. Following the delivery by the Transferor of any such certificate to the Trustee with respect to any Shared Excess Finance Charge Collections Group, there will not be any further sharing of Excess Finance Charge Collections among the Series included in such Shared Excess Finance Charge Collections Group. In all cases, any Shared Excess Finance Charge Collections with respect to any Shared Excess Finance Charge Collections Group remaining after covering any shortfalls with respect to all outstanding Series within such Shared Excess Finance Charge Collections Group will be paid to the holder of the Transferor Certificate. The application of Shared Excess Finance Charge Collections among the Series included in a Shared Excess Finance Charge Collections Group permits amounts with respect to such Series that would otherwise be payable to the holder of the Transferor Certificate to be used for the benefit of the Series within the related Shared Excess Finance Charge Collections Group that would otherwise experience shortfalls, if any, in amounts payable from collections of Finance Charge Receivables allocable to, or from Enhancement relating to, such Series. See "Description of the Certificates--Application of Collections" and "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this Prospectus.

  While any Series offered hereby may be designated by the Transferor to be included within a Shared Excess Finance Charge Collections Group, there can be no assurance that (a) any other Series will be designated by the Transferor to be included within the same Shared Excess Finance Charge Collections Group, (b) there will be any Shared Excess Finance Charge Collections with respect to any other Series within such Shared Excess Finance Charge Collections Group, (c) any agreement relating to any Enhancement will not be amended in such a manner as to increase payments to the providers of such Enhancement and thereby decrease the amount of Shared Excess Finance Charge Collections available from such Series or
(d) the Transferor will not, at any time, deliver a certificate as to adverse regulatory implications as described above. While the Transferor believes that, based upon applicable rules and regulations as currently in effect, the application of Shared Excess Finance Charge Collections among the Series included within the applicable Shared Excess Finance Charge Collections Group will not have adverse regulatory implications for it, there can be no assurance that this will continue to be true in the future.

SHARED EXCESS PRINCIPAL COLLECTIONS

  If so specified in the accompanying Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections will constitute Shared Excess Principal Collections and will be applied to cover principal payments due to or for the benefit of Certificateholders of other Series. If so specified in the accompanying Prospectus Supplement, the allocation of Shared Excess Principal Collections may be among Series within the Shared Excess Principal Collections Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated. This feature permits amounts that would otherwise be payable to the holder of the Transferor Certificate to be used for the benefit of Series of Certificates that would otherwise experience a shortfall or delay in the payment of principal thereon.

  While any Series offered hereby may be designated by the Transferor to be included within the Shared Excess Principal Collections Group, there can be no assurance that (a) any other Series will be designated by the Transferor to be included within the Shared Excess Principal Collections Group or (b) there will be any Shared Excess Principal Collections with respect to any other Series within the Shared Excess Principal Collections Group.

PAIRED SERIES

  If so provided in the Prospectus Supplement relating to a Series, each such Series is subject to being paired with another Series previously or subsequently issued by the Trust (a "Paired Series"). As the Investor Interest of the Series having a Paired Series is reduced, the Investor Interest or Adjusted Investor Interest (as defined in the accompanying Prospectus Supplement), as the case may be, in the Trust of the Paired Series will increase by an equal amount. If a Pay Out Event occurs with respect to the Series having a Paired Series or with respect to the Paired Series when the Series is in a Controlled Amortization Period or a Controlled Accumulation Period, the percentage used for allocating collections of Principal Receivables for such Series and for the Paired Series will be reset as provided in the accompanying Prospectus Supplement. The effects of this feature will be discussed in the Prospectus Supplement relating to a Paired Series.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

  For each Series of Certificates, on or before the second business day preceding each Transfer Date (the "Determination Date"), the Servicer will calculate the Aggregate Investor Default Amount for the preceding Monthly Period, which will be equal to the aggregate amount of the Investor Percentage of Principal Receivables (other than Ineligible Receivables) in Defaulted Accounts; that is, Accounts which in such Monthly Period were charged-off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. In the case of a Series of Certificates having more than one Class, the Aggregate Investor Default Amount will be allocated among the Classes in the manner described in the accompanying Prospectus Supplement. If so provided in the accompanying Prospectus Supplement, an amount equal to the Aggregate Investor Default Amount for any Monthly Period may be paid from other amounts, including collections in the Finance Charge Account or from Credit Enhancement, and applied to pay principal to Certificateholders or the holder of the Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the accompanying Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the holders of Senior Certificates to make up any Aggregate Investor Default Amount allocable to such holders of Senior Certificates.

  With respect to each Series of Certificates, the Investor Interest with respect to such Series will be reduced by the amount of Investor Charge-Offs for any Monthly Period. Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Finance Charge Account and otherwise available therefor exceed such interest, fees and any Aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Investor Interest with respect to such Series. In the case of a Series of Certificates having more than one Class, the accompanying Prospectus Supplement describes the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Investor Interests of the several Classes.

  If the Servicer adjusts the amount of any Principal Receivable (a) because of transactions occurring in respect of a rebate or refund or billing error to a cardholder (including any rebates arising under a rebate program), (b) because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder or services successfully disputed by a cardholder or (c) because such Principal Receivable was transferred to a credit card account outside of the Trust, then the amount of the Transferor Interest in the Trust will be reduced, on a net basis, by the amount of the adjustment. In addition, the Transferor Interest in the Trust will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge. In the event any such reduction would cause the Transferor Interest to be a negative number, the Transferor shall make a deposit into the Principal Account in immediately available funds in an amount equal to the deficiency.

DEFEASANCE

  If so specified in the Prospectus Supplement relating to a Series, the Transferor may terminate its substantive obligations in respect of such Series or the Trust by depositing with the Trustee, from amounts representing, or acquired with, collections of Receivables, money or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on such Series or all outstanding Series of Certificates of the Trust, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to any Credit Enhancement Provider with respect to such Series or all outstanding Series, as the case may be, if such action would not result in a Pay Out Event for any Series. Prior to its first exercise of its right to substitute money or Permitted Investments for Receivables, the Transferor will deliver to the Trustee (i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment
Company Act of 1940, as amended and (ii) an Opinion of Counsel with respect to such deposit and termination to the effect that it will not cause the Trust or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation. Upon any such deposit, holders of Certificates of the affected Series could recognize taxable gain for federal income tax purposes to the extent that the value of the related Certificate exceeds its tax basis therein, but would in no event be allowed to deduct a taxable loss for such purposes. See "Federal Income Tax Consequences--Sale or Exchange of Certificates" in this Prospectus.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

  With respect to each Series, the Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the total Investor Interest of such Series and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the initial Investor Interest, if any (or such other amount specified in the accompanying Prospectus Supplement), if certain conditions set forth in the Agreement are met. The repurchase price will be equal to the total Investor Interest of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs.

  The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement specifies a date for such payment (the "Series Termination Date") with respect to the related Series of Certificates; provided, however, that the Certificates may be subject to prior termination as provided above. If the Investor Interest is greater than zero on the Series Termination Date, the Trustee or Servicer may be required to sell or cause to be sold certain Receivables in the manner provided in the Agreement and Series Supplement and to pay the net proceeds of such sale and any collections on the Receivables, in an amount at least equal to the sum of the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series plus accrued interest due thereon.

  Unless the Servicer and the holder of the Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each Series outstanding is zero, (b) June 30, 2026 or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event, immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date"). Upon the termination of the Trust and the surrender of the Transferor Certificate, the Trustee shall convey to the holder of the Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust.

PAY OUT EVENTS

  As described above, the Revolving Period will continue through the date specified in the accompanying Prospectus Supplement unless one or more of certain adverse events described in the accompanying Prospectus Supplement (each, a "Pay Out Event") occurs prior to such date. A Pay Out Event occurs with respect to all Series issued by the Trust upon the occurrence of any of the following events:

      (a) certain events of insolvency, receivership or bankruptcy relating to the Transferor, an Additional Transferor or another holder of the Transferor Certificate (each, an "Insolvency Event" with respect to the related Transferor);

      (b) the Transferor or any Additional Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

      (c) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified in the accompanying Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period or, if so specified in the accompanying Prospectus Supplement, the Rapid Accumulation Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

  In addition to the consequences of a Pay Out Event discussed above, if a conservator or receiver were appointed for the Transferor, an Additional Transferor or another holder of the Transferor Certificate or a bankruptcy or Insolvency Event were to occur with respect to the Transferor, an Additional Transferor or another holder of the Transferor Certificate, on the day any such event occurs the Transferor and any Additional Transferor will immediately cease to transfer Principal Receivables and discount option receivables to the Trust and promptly give notice to the Trustee of such event and the Agreement and the Trust shall terminate, subject to the liquidation, winding-up and dissolution procedures described in the Agreement. Within 15 days, the Trustee will publish a notice of the termination of the Trust and the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by Certificateholders representing interests aggregating more than 50% of the Investor Interest of each Series (or, with respect to any Series with more than one Class, of each Class) and the Transferor, each Additional Transferor (other than the Transferor that is the subject of such Insolvency Event) and each holder of an interest in the Transferor Interest (including any holder of a Supplemental Certificate) not subject to the appointment or Insolvency Event, and any other person designated by the Transferor or an Additional Transferor in an officer's certificate delivered to the Trustee prior to the Insolvency Event or specified in the related Series Supplement, which may include any provider of Enhancement, to the effect that such Persons disapprove of the liquidation of the Receivables and wish to reconstitute the Trust pursuant to the terms of the Agreement (as amended in connection with such reconstitution), the Trustee will promptly sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. If the Trustee is instructed not to liquidate the Receivables as described in the preceding sentence, the Trustee will retain the Receivables and apply collections thereon in accordance with the Agreement. The proceeds from the sale, disposition or liquidation of the Receivables and any Participation will be immediately deposited in the related Collection Account and allocated as specified above in "--Application of Collections" and in the accompanying Prospectus Supplement. The foregoing provisions have been included in the Agreement for reasons related to the possible treatment of the Trust as a partnership for federal income tax purposes. The IRS has issued proposed regulations that, if adopted as final regulations, would make the foregoing provisions unnecessary. The amendment provisions of the Agreement, therefore, allow the Trustee and the Servicer to amend the Agreement, without the consent of any of the Certificateholders, to eliminate such provisions upon (i) the adoption of final regulations whose applicable provisions are substantially the same as the corresponding provisions of the proposed regulations and (ii) the receipt of an opinion that the deletion of such provisions will not adversely affect the ability of the Trust to be characterized as a partnership for federal income tax purposes. The rights of Certificateholders to vote on whether to continue or dissolve the Trust (or any Series thereof) upon the insolvency of the Transferor could therefore be eliminated without Certificateholders having any right to prevent such elimination.

  If the only Pay Out Event to occur is either the insolvency of the Transferor or an Additional Transferor or the appointment of a conservator or receiver for the Transferor or an Additional Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period or, if applicable with respect to a Series as specified in the accompanying Prospectus Supplement, a Rapid Accumulation Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates. See "Risk Factors--Possible Effects of Insolvency or Bankruptcy of the Transferor, Other Holder of Transferor Certificate or the Servicer" and "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in this Prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  For each Series of Certificates, the Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of the Servicing Fee payable at the times and in the amounts specified in the accompanying Prospectus Supplement. The portion of the Servicing Fee allocated to the Certificates of each Series will be funded from collections of Finance Charge Receivables allocated to the related Investor Interest and will be paid each month, or on such other specified periodic basis, from amounts so allocated and on deposit in the Finance Charge Account (which, if so specified in the accompanying Prospectus Supplement, may include all or a portion of the Interchange arising from the Accounts) or, in certain limited circumstances, from amounts available from Enhancement and other sources, if any. The remainder of the servicing fee for the Trust will be allocable to the Transferor Interest, the Investor Interests of any other Series issued by the Trust and the interest represented by the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series, as described in the accompanying Prospectus Supplement. Neither the Trust nor the related Certificateholders will have any obligation to pay the portion of the servicing fee allocable to the Transferor Interest.

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the related Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

  With respect to each Series of Certificates, the Servicer may not resign from its obligations and duties under the Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement.

  The Agreement provides that the Servicer will indemnify the Trust and Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or Trustee; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Agreement,
(b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders,
(c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted Accounts or Receivables which are charged-off as uncollectible, or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection with the Agreement to any taxing authority.

  In addition, the Agreement provides that, subject to certain exceptions, the Transferor will agree to be liable to an injured party for any losses, claims, damages or liabilities (other than those incurred by a Certificateholder as an investor in the Certificates) arising out of or based upon each of the arrangements created by the Agreement and the actions of the Servicer as though the Agreement created a partnership under the New York Uniform Partnership Act in which the Transferor is a general partner.

  The Agreement provides that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, Trustee, Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Transferor, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

  The Agreement provides that the Transferor may transfer its interest in all or a portion of the Transferor Certificate, provided that prior to any such transfer (a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a lowering of its then-existing rating of the Certificates of each outstanding Series rated by it and (b) the Trustee receives a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the Certificates of each outstanding Series as debt for federal income tax purposes.

  Any person into which, in accordance with the Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, upon execution of a supplement to the Agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Agreement, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement.

SERVICER DEFAULT

  In the event of any Servicer Default, either the Trustee or Certificateholders representing interests aggregating more than 50% of the Investor Interests for all Series of Certificates of the Trust, by written notice to the Servicer (and to the Trustee if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Agreement and in the Transferor Interest will not be affected by such termination. The Trustee shall as promptly as possible appoint a successor Servicer. If no such successor Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Transferor the right of first refusal to acquire the Receivables on terms equivalent to the best offer as determined by the Trustee.

  "Servicer Default" under the Agreement refers to any of the following events:

      (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under the Agreement or any Series Supplement (or within the applicable grace period, which shall not exceed 10 business days);

      (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the Certificateholders of any Series issued and outstanding under the Trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders; or the delegation by the Servicer of its duties under the Agreement, except as specifically permitted thereunder;

      (c) any representation, warranty or certification made by the Servicer in the Agreement, or in any certificate delivered pursuant to the Agreement, proves to have been incorrect when made which has a material adverse effect on the Certificateholders of any Series issued and outstanding under the Trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders;

      (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer; or

      (e) such other event specified in the accompanying Prospectus Supplement.

  Unless otherwise stated in the accompanying Prospectus Supplement, notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement, and the Servicer shall provide the Trustee, any provider of Enhancement and/or any issuer of any third-party Credit Enhancement (a "Credit Enhancement Provider"), the Transferor and the holders of Certificates of each Series issued and outstanding under the Trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

  In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

  Unless otherwise specified in the accompanying Prospectus Supplement, for each Series of Certificates, on each Distribution Date, or as soon thereafter as is practicable, as specified in the accompanying Prospectus Supplement, the agent making payments to the Certificateholders (the "Paying Agent") will forward to each Certificateholder of record a statement prepared by the Servicer setting forth, among other things: (a) the amount of the distribution on such Distribution Date allocable to principal on the Certificates, (b) the amount of such distribution allocable to interest on the Certificates, (c) the amount of collections of Principal Receivables processed during the preceding month or months since the last Distribution Date and allocated in respect of the Certificates, (d) the aggregate amount of Principal Receivables in the Trust as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (e) the aggregate outstanding balance of Accounts which are 30 or more days delinquent by class of delinquency as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date,
(f) the Aggregate Investor Default Amount for the preceding Monthly Period or Periods since the last Distribution Date, (g) the amount of Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date and the amount of reimbursements of previous Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date, (h) the amount of the Servicing Fee allocated to the Certificates for the preceding Monthly Period or Periods since the last Distribution Date, (i) the amount available under any Enhancement (including any Credit Enhancement) as of the close of business on such Distribution Date, (j) the aggregate amount of collections on Finance Charge Receivables processed during the preceding Monthly Period or Periods since the last Distribution Date, (k) the Portfolio Yield for the preceding Monthly Period or Periods since the last Distribution Date, and (l) certain information relating to the floating or variable Certificate Rates, if applicable, for each accrual period (each, an "Interest Period") specified in the accompanying Prospectus Supplement relating to such Distribution Date. In the case of a Series of Certificates having more than one Class, the statements forwarded to Certificateholders will provide information as to each Class of Certificates, as appropriate.

  On or before January 31 of each calendar year or such other date as specified in the accompanying Prospectus Supplement, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.

EVIDENCE AS TO COMPLIANCE

  The Agreement provides that on or before March 31 of each calendar year or such other date as specified in the accompanying Prospectus Supplement, the Servicer will cause a firm of independent certified public accountants to furnish a report to the effect that such accounting firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of the Accounts and that, on the basis of such examination, such firm is of the opinion that, assuming the accuracy of reports by the Servicer's third party agents, the system of internal accounting controls in effect on the date of such statement relating to servicing procedures performed by the Servicer, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the sections of the Agreement during the period covered by such report (which shall be the period from January 1 (or for the initial period, the relevant Closing
Date) of the preceding calendar year to and including December 31 of such calendar year), except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

  The Agreement provides for delivery to the Trustee on or before March 31 of each calendar year or such other date as specified in the accompanying Prospectus Supplement, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed its obligations under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

AMENDMENTS

  The Agreement and any Series Supplement (unless, with respect to a Series Supplement, otherwise specified in the accompanying Prospectus Supplement) may be amended by the Transferor, the Servicer and the Trustee, without the consent of Certificateholders of any Series then outstanding, for any purpose; provided, however, that (i) the Transferor delivers an officer's certificate to the Trustee to the effect that such amendment will not adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust. The Agreement and any related Series Supplement may be amended by the Transferor (and, if applicable, any Additional Transferor being designated), the Servicer and the Trustee, without the consent of the Certificateholders of any Series then outstanding, to provide for additional Enhancement or substitute Enhancement with respect to a Series, to change the definition of Eligible Account, to provide for the designation of an Additional Transferor, or to provide for the addition to the Trust of a Participation, provided, that (i) the Transferor (and, if applicable, any Additional Transferor being designated) delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor (and such Additional Transferor as applicable), such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

  The Agreement and the related Series Supplement may be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3 (or such other percentage specified in the accompanying Prospectus Supplement) of the Investor Interests for all Series of the Trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or the related Series Supplement or of modifying in any manner the rights of Certificateholders of any outstanding Series of the Trust. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related Series or any Series, (b) change the definition of or the manner of calculating the interest of any Certificateholder of such Series or any Certificateholder of any other Series issued by the Trust or (c) reduce the aforesaid percentage of interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of the related Series and Certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Series Supplement and any amendments regarding the addition or removal of Receivables or Participations from the Trust will not be considered an amendment requiring Certificateholder consent under the provisions of the Agreement and any Series Supplement.

  Additionally, the Agreement and any Series Supplement may be amended by the Servicer and the Trustee at the direction of the Transferor without the consent of any of the Certificateholders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause all or a portion of the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the "Seven Year Balanced Budget Act of 1995," H.R. 2491, 104th Cong., 1st Sess. (1995), or to enable all or a portion of the Trust to qualify and an election to be made for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law, and (ii) in connection with any such election, to modify or eliminate existing provisions of the Agreement and any Series Supplement relating to the intended federal income tax treatment of the Certificates and the Trust in the absence of the election. See "Federal Income Tax Consequences--Treatment of the Trust--Newly Enacted Legislation." It is a condition to any such amendment that each Rating Agency will have notified the Transferor, the Servicer and the Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency. The amendments which the Transferor may make in connection with any election described above without the consent of Certificateholders may include, without limitation, the elimination of any sale of Receivables and termination of the Trust upon the occurrence of an event of receivership or insolvency with respect to the Transferor, an Additional Transferor or other holder of the Transferor Certificate. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in this Prospectus.

  Additionally, the Agreement and any Series Supplement may be amended by the Servicer and the Trustee at the direction of the Transferor without the consent of any of the Certificateholders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to the Trust of all or any portion of the

Receivables to be derecognized under generally accepted accounting principals ("GAAP") by the Transferor or (b) the Trust to avoid becoming a member of any Transferor's consolidated group under GAAP, and (ii) in connection with any such addition, modification or elimination, without limiting the generality of the foregoing clause (i), to cause the Receivables to be transferred by a Transferor first to a bankruptcy remote Affiliate and from such Affiliate to the Trust; provided, however, that it is a condition to any such amendment that (i) the Transferor delivers an officer's certificate to the Trustee to the effect that such amendment meets the requirements set forth in this paragraph and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust. In addition, the Agreement may be amended as described above under "--Pay Out Events."

LIST OF CERTIFICATEHOLDERS

  With respect to each Series of Certificates, upon written request of Certificateholders of record representing interests in the Trust aggregating not less than 10% (or such other percentage specified in the accompanying Prospectus Supplement) of the Investor Interest, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates" above.

THE TRUSTEE

  The Prospectus Supplement for each Series will specify the Trustee under the Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

CERTIFICATEHOLDERS HAVE LIMITED CONTROL OF ACTIONS

  Certificateholders of any Series or Class within a Series may need the consent or approval of a specified percentage of the Investor Interest of other Series or a Class of such other Series to take or direct certain actions, including to require the appointment of a successor Servicer after a Servicer Default, to amend the Agreement in some cases, and to direct a repurchase of all outstanding Series after certain violations of the Transferor's representations and warranties. The interests of the Certificateholders of any such Series may not coincide with yours, making it more difficult for any particular Certificateholder to achieve the desired results from such vote.


                       CREDIT ENHANCEMENT AND ENHANCEMENT

GENERAL

  For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. "Credit Enhancement" may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of Credit

Enhancement described in the accompanying Prospectus Supplement, or any combination of the foregoing. If so specified in that accompanying Prospectus Supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class to the extent described in that accompanying Prospectus Supplement. The initial form of Credit Enhancement, with respect to any Series of Certificates, will be determined by the Transferor prior to the issuance of such Certificates, based principally on the alternative costs of the various forms of Credit Enhancement prevailing at that time.

  Unless otherwise specified in the accompanying Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

  If Credit Enhancement is provided with respect to a Series, the accompanying Prospectus Supplement includes a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described in this Prospectus, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced, (d) any material provision of any agreement relating to such Credit Enhancement and (e) the allocation (if any) of Trust assets to the related Credit Enhancement Provider. Additionally, the accompanying Prospectus Supplement may set forth certain information with respect to any Credit Enhancement Provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the accompanying Prospectus Supplement, Credit Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancement Provider will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

SUBORDINATION

  If so specified in the accompanying Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the accompanying Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the accompanying Prospectus Supplement. If so specified in the accompanying Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Credit Enhancement. The accompanying Prospectus Supplement sets forth any applicable information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Receivables otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the accompanying Prospectus Supplement specifies the manner and conditions for applying such a cross-support feature.

LETTER OF CREDIT

  If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Credit Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the accompanying Prospectus Supplement.

  The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the accompanying Prospectus Supplement of the Initial Investor Interest of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the accompanying Prospectus Supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

  If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the accompanying Prospectus Supplement. The accompanying Prospectus Supplement sets forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Account or the Cash Collateral Guaranty, as applicable.

COLLATERAL INTEREST

  If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the Prospectus Supplement which will be increased (i) to the extent the Transferor elects, subject to certain conditions specified in the accompanying Prospectus Supplement, by the application of collections of Principal Receivables allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent collections of Principal Receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in the accompanying Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the accompanying Prospectus Supplement. The total amount of the Credit Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the accompanying Prospectus Supplement. The accompanying Prospectus Supplement sets forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Certificates and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or from the Cash Collateral Account.

SURETY BOND OR INSURANCE POLICY

  If so specified in the accompanying Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the accompanying Prospectus Supplement.

  If so specified in the accompanying Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the accompanying Prospectus Supplement.

SPREAD ACCOUNT

  If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from Trust assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the accompanying Prospectus Supplement.

RESERVE ACCOUNT

  If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof or any Enhancement related thereto will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the accompanying Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof or such other amount owing on any Enhancement thereto in the manner provided in the accompanying Prospectus Supplement.

INTEREST RATE SWAPS AND RELATED CAPS, FLOORS AND COLLARS

  The Trustee on behalf of the Trust may enter into interest rate swaps and related caps, floors and collars or other forms of derivatives to minimize the risk to Certificateholders from adverse changes in interest rates (collectively, "Swaps").

  An interest rate Swap is an agreement between two parties ("counterparties") to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical Swap, one party agrees to pay a fixed-rate on a notional principal amount, while the counterparty pays a floating-rate based on one or more reference interest rates such as the London Interbank Offered Rate ("LIBOR"), a specified bank's prime rate, or U.S. Treasury Bill rates. Interest rate Swaps also permit counterparties to exchange a floating-rate obligation based upon one reference interest rate (such as LIBOR) for a floating-rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

  The Swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized Swap documentation. Caps, floors and collars are more recent innovations, and they may be less liquid than other Swaps. There can be no assurance that the Trust will be able to enter into or offset Swaps at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of a Swap may provide for termination under certain circumstances, there can be no assurance that the Trust will be able to terminate or offset a Swap on favorable terms.

                              CERTIFICATE RATINGS

      Any rating of the Certificates by a Rating Agency will indicate:

      - its view on the likelihood that Certificateholders will receive required interest and principal payments; and

      - its evaluation of the Receivables and the availability of any Credit Enhancement for the Certificates.

      Among the things a rating will not indicate are:

      - the likelihood that interest or principal payments will be paid on a scheduled date;

      -  the likelihood that a Pay Out Event will occur;

      - the likelihood that a United States withholding tax will be imposed on non-U.S. Certificateholders;

      -  the marketability of the Certificates;

      -  the market price of the Certificates; or

      - whether the Certificates are an appropriate investment for any purchaser.

   A rating will not be a recommendation to buy, sell or hold the Certificates. A rating may be lowered or withdrawn at any time by a Rating Agency.

   The Transferor will request a rating of the Certificates offered by this Prospectus and the accompanying Prospectus Supplement from at least one Rating Agency. Rating agencies other than those requested could assign a rating to the Certificates and such a rating could be lower than any rating assigned by a Rating Agency chosen by the Transferor.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

  The Transferor will represent and warrant in the Agreement that the transfer of Receivables by it to the Trust is either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the related Receivables, except for the interest of the Transferor as holder of the Transferor Certificate, or the grant to the Trust of a security interest in such Receivables. The Transferor also will represent and warrant in the Agreement that in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the Uniform Commercial Code (the "UCC"), there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, except for certain tax and other governmental liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates--Representations and Warranties" in this Prospectus.

  The Transferor will represent as to Receivables to be conveyed, that the Receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the Trust. Financing statements covering the Receivables have been and will be filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and perfection of the Trust's interest in the Receivables and protection of the Receivables from subsequent creditors or transferees of the Transferor will be determined pursuant to general principles of common law. Under such common law principles, the Trust's interest in the Receivables should be superior to the interests of such subsequent creditors or transferees except to the extent any such creditor or transferee acts in good faith without knowledge or reason to know of the Trust's interest in the Receivables and either obtains payment of the Receivables, obtains judgment against the obligors under the Receivables, enters into a new contract by novation with the obligors or possesses a writing customarily accepted as a symbol or evidence of the Receivables. Actions required to be taken by the Transferor and Trustee pursuant to the Agreement should provide such subsequent creditor or transferee with knowledge or reason to know of the Trust's interest in the Receivables.

  There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after a Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Agreement, however, the Transferor has made a representation and warranty that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor has made a covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable comes into existence may have priority over the interest of the Trust in such Receivable. In addition, through fraud or negligence of the Transferor, a subsequent transferee of the Receivables may also have priority over the interests of the Trust. In addition, if the FDIC were appointed as conservator or receiver of the Transferor, certain administrative expenses of the conservator or receiver may also have priority over the interest of the Trust in such Receivable. If a conservatorship or receivership proceeding were to be commenced involving the Transferor and the conservator or receiver of the Transferor were to take the position that the transfer of the Receivables from the Transferor to the Trust should be characterized as the grant of a security interest in such Receivables, then delays in distributions on the Certificates and reductions in such distributions could result. In addition, while the Transferor is the Servicer, cash collections held by the Transferor may, subject to certain conditions, be commingled and used for the benefit of the Transferor prior to the date on which such collections are required to be deposited in the Finance Charge Account and Principal Account as described under "Description of Certificates--Application of Collections" in this Prospectus. In the event of the conservatorship or receivership of the Transferor or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections and, in such event, the Trust may suffer a loss of all or part of such collections which may result in a loss to Certificateholders.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

  The Transferor is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver of the Transferor upon the occurrence of certain events relating to the Transferor's financial condition.

  The FDIA, as amended by FIRREA, sets forth certain powers that the FDIC in its capacity as conservator or receiver for the Transferor could exercise. Positions taken by the FDIC prior to the passage of FIRREA do not suggest that the FDIC, if appointed as conservator or receiver for the Transferor, would interfere with the timely transfer to the Trust of payments collected on the Receivables or interfere with the timely liquidation of such Receivables, as described below. To the extent that the Transferor has granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the Transferor's insolvency and was not taken in contemplation of the insolvency of the Transferor, or with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor, based upon opinions issued by the general counsel of the FDIC and policy statements of the FDIC, such security interest should not be subject to avoidance by the FDIC. However, such opinions and policy statements are not binding on the FDIC and if the FDIC were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or were the conservator or receiver to request a stay of proceedings with respect to the Transferor as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed, as conservator or receiver for the Transferor, has the power under the FDIA to repudiate contracts, including secured contracts of the Transferor. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of the Transferor and were to repudiate the Agreement, then the amount payable out of available collections to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates.

  If a conservator or receiver were appointed for the Transferor or other holder of the Transferor Certificate or a bankruptcy or insolvency event were to occur with respect to the Transferor or other holder of the Transferor Certificate, then the Transferor will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding under the Trust. Pursuant to the Agreement, newly created Principal Receivables will not be transferred to the Trust on and after any such appointment or insolvency event. In addition, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of Certificates representing interests aggregating not less than 50% of the Investor Interest of each Series (or if any Series has more than one Class, of each Class) and the Transferor and each holder of an interest in the Transferor Interest not subject to the appointment or insolvency event, and any other person designated by the Transferor in an officer's certificate delivered to the Trustee prior to the appointment or insolvency event or specified in the related Series Supplement, which may include any provider of Enhancement. Under the Agreement, the proceeds from the sale of the Receivables would be treated as collections of the Receivables and the Investor Percentage of such proceeds would be distributed to the Certificateholders or, if so specified in the accompanying Prospectus Supplement, collected and held for the benefit of Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the appointment of a conservator or receiver for, or the insolvency of, the Transferor or other holder of the Transferor Certificate, or a bankruptcy or insolvency event with respect to the Transferor or other holder of the Transferor Certificate, the conservator, receiver or bankruptcy trustee (including another holder of the Transferor Certificate as debtor-in-possession) for the Transferor or other holder of the Transferor Certificate may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period or, if applicable with respect to a Series as specified in the accompanying Prospectus Supplement, a Rapid Accumulation Period, and may be able to require that new Principal Receivables be transferred to the Trust. In addition, a conservator, receiver or bankruptcy trustee (including another holder of the Transferor Certificate as debtor-in-possession) for the Transferor or other holder of the Transferor Certificate may have the power to cause the early sale of the Receivables and the early retirement of the Certificates or to prohibit the continued transfer of Principal Receivables to the Trust. See "Description of the Certificates--Pay Out Events" in this Prospectus. In addition, in the event of a Servicer Default relating to the conservatorship, receivership, or insolvency of the Servicer, if no Servicer Default other than such conservatorship, receivership, or insolvency exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer under the Agreement.

CONSUMER PROTECTION LAWS

  The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the Transferor, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice and Electronic Funds Transfer Acts. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the related Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor will warrant in the Agreement that all related Receivables have been and will be created in compliance with the requirements of such laws. The Servicer will also agree in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Certificates--Representations and Warranties" in this Prospectus.

  Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdiction's consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the Transferor's credit card operations or the yield on the Receivables in the Trust.

  If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its Account and, as a result, the related Receivables would be charged-off as uncollectible. The Certificateholders could suffer a loss if insufficient funds are available from Credit Enhancement or other sources. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this Prospectus.


                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of material federal income tax consequences relating to the purchase, ownership and disposition of a Certificate, which is based on the opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Transferor ("Special Counsel"). This discussion represents the opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Transferor, subject to the qualifications set forth in this Prospectus. Orrick, Herrington & Sutcliffe LLP has prepared and reviewed the statements in this Prospectus under the heading "Federal Income Tax Consequences," and is of the opinion that such statements are correct in all material respects. Additional federal income tax considerations relevant to a particular Series may be set forth in the accompanying Prospectus Supplement. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

  For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificate Owner" means any U.S. Person and any other person to the extent that income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business. The term "non-U.S. Certificate Owner" means any person other than a U.S. Certificate Owner.

  The discussion assumes that a Certificate is issued in registered form, has all payments denominated in U.S. dollars and has a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the Certificate meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Certificate (i.e., any excess of the principal amount of the Certificate over its issue price) does not exceed a de minimis amount (i.e.,
0.25 percent of its principal amount multiplied by the number of full years until its maturity date), all within the meaning of the OID regulations. Moreover, the discussion assumes that the Certificates are of a type, as set forth below, which counsel is of the opinion will be debt for federal income tax purposes. The applicable Prospectus Supplement will set forth a discussion of any additional material tax consequences with respect to Certificates not conforming to the foregoing assumptions.

TREATMENT OF THE CERTIFICATES AS DEBT

  The Transferor expresses in the Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. The Transferor, by entering into the Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. However, the Agreement is generally ambiguous in characterizing the transfer of Receivables, and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferor will treat the Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

  A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form and non-tax characterization of a transaction, while relevant factors, are not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

  The determination of whether the economic substance of a transfer of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on its analysis of such factors, Special Counsel is of the opinion that, under current law, although no transaction closely comparable to that contemplated in this Prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates offered hereby will not constitute an ownership interest in the Receivables but will properly be characterized as debt.

TREATMENT OF THE TRUST

  General. The Agreement permits the issuance of Certificates and certain other interests (including any Collateral Interest) in the Trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust. If all of the Certificates and other interests (other than the Transferor Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Transferor (or other holder of the Transferor Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Transferor Certificate, the Certificates and other interests in the Trust were characterized as equity therein, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Transferor (or other holder of the Transferor Certificate) and any other holders of equity interests in the Trust. However, Special Counsel is of the opinion that, under current law, any such entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.

  Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, Special Counsel is of the opinion that the Certificates will properly be treated as debt for federal income tax purposes and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion does not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the Transferor Certificate, the Certificates or any other interest in the Trust, including any Collateral Interest, were equity in the Trust for federal income tax purposes, all or a portion of the Trust could be classified as a publicly traded partnership taxable as a corporation for such purposes. Because Special Counsel is of the opinion that the Certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

  If the Trust were treated in whole or in part as a partnership in which some or all of the holders of interests in the publicly offered Certificates were partners, that partnership would be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in the publicly offered Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the Trust would be so classified is unclear and Special Counsel is unable to opine as to whether the Trust would be so classified.

  Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Transferor intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly offered Certificates. Although the Transferor expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Transferor. As a result, there can be no assurance that the measures the Transferor intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

  If the Trust were treated as a partnership and nevertheless were not treated as a publicly traded partnership, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Transferor (or the holder of the Transferor Certificate) and any Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. If the Trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered Certificates and other interests in the Trust treated as partners equaled or exceeded 100, the Transferor may cause the Trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

  If the arrangement created by the Agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related Receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and Certificate Owners may not be entitled to any dividends received deduction in respect of such income).

  Newly Enacted Legislation. The "Small Business Jobs Protection Act of 1996," H.R. 3448 (the "Bill"), contains provisions creating a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." Starting in September of 1997, the FASIT provisions of the Bill generally enable certain arrangements similar to the Trust to elect to be treated as a FASIT. Under the FASIT provisions of the Bill, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates, and those securities would be treated as debt for federal income tax purposes. Upon satisfying certain conditions set forth in the Agreement, the Transferor will be permitted to amend the Agreement and any Series Supplement in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to the Agreement and any Supplement as may be permitted by reason of the making of such an election. See "Description of the Certificates--Amendments" in this Prospectus and the accompanying Prospectus Supplement. However, if such an election is made, it may cause a holder to recognize gain (but not loss) with respect to its Certificate, even though Special Counsel is of the opinion that a Certificate will be treated as debt for federal income tax purposes without regard to the election and the Certificate would be treated as debt following the election. Additionally, any such election and any related amendments to the Agreement and any Series Supplement may have other tax and non-tax consequences to Certificateholders. Accordingly, prospective Certificateholders should consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

  General. Assuming, in accordance with Special Counsel's opinion, that the Certificates are debt obligations for federal income tax purposes, stated interest on a beneficial interest in a Certificate will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.

  Original Issue Discount. If the Certificates are issued with OID, the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 (the "Code") will apply to the Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than 0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear. Additionally, the IRS could take the position based on Treasury Regulations that none of the interest payable on a Certificate is "unconditionally payable" and hence that all of such interest should be included in the Certificate's stated redemption price at maturity. Accordingly, Special Counsel is unable to opine as to whether interest payable on a Certificate constitutes "qualified stated interest" exempt from such inclusion. If sustained, such treatment should not significantly affect tax liabilities for most Certificate Owners, but prospective U.S. Certificate Owners should consult their own tax advisors concerning the impact to them in their particular circumstances. The Transferor intends to take the position that interest on the Certificates constitutes "qualified stated interest" and that the above consequences do not apply.

  Market Discount. A U.S. Certificate Owner who purchases an interest in a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

   Market Premium. A U.S. Certificate Owner who purchases an interest in a Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

SALE OR EXCHANGE OF CERTIFICATES

  Upon a disposition of an interest in a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Certificate Owner's adjusted basis in its interest in the Certificate. A taxable exchange of a Certificate also could occur as a result of the Transferor's substitution of money or investments for Receivables; see "Description of the Certificates--Defeasance." The adjusted basis in the interest in the Certificate will equal its cost, increased by any OID or market discount included in income with respect to the interest in the Certificate prior to its disposition and reduced by any principal payments previously received with respect to the interest in the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the interest in the Certificate was held as a capital asset. Capital losses generally may be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

NON-U.S. CERTIFICATE OWNERS

  In general, a non-U.S. Certificate Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate unless (i) the non-U.S. Certificate Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Transferor entitled to vote (or of a profits or capital interest of the Trust characterized as a partnership), (ii) the non-U.S. Certificate Owner is a controlled foreign corporation that is related to the Transferor (or the Trust treated as a partnership) through stock ownership, (iii) the non-U.S. Certificate Owner is a bank described in Code Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Certificate Owner bears certain relationships to any holder of either the Transferor Certificate other than the Transferor or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificate Owner (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificate Owner under penalties of perjury, (ii) certifies that the non-U.S. Certificate Owner is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificate Owner. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificate Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificate Owner to the organization or institution holding the Certificate on behalf of the non-U.S. Certificate Owner. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

  Generally, any gain or income realized by a non-U.S. Certificate Owner upon retirement or disposition of an interest in a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificate Owner should consult a tax adviser.

  If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the Certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificate Owner must be reported to the IRS, unless the U.S. Certificate Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificate Owner who is not an exempt recipient.

  In addition, upon the sale of a Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Certificate Owner certifies that the seller is a non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

  Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner would be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

NEW WITHHOLDING REGULATIONS

  The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

STATE AND LOCAL TAXATION

  The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans (collectively, "Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans

(as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.

  Subject to the considerations described below and except to the extent otherwise specified in the accompanying Prospectus Supplement, the Transferor anticipates that the most senior Class of each Series of Certificates will be eligible for purchase by Plan investors.

  A violation of the prohibited transaction rules could occur if any Series of Certificates were to be purchased with "plan assets" of any Plan and the Transferor, the Trustee, any underwriters of such Series or any of their affiliates were a Party in Interest with respect to such Plan, unless a statutory, regulatory or administrative exemption is available or an exception applies under a regulation (the "Plan Asset Regulation") issued by the Department of Labor (the "DoL"). The Transferor, the Trustee, any underwriters of a Series and their affiliates are likely to be Parties in Interest with respect to many Plans. Before purchasing Certificates, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Transferor, the Trustee, any underwriters of such Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below. The DoL has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the Certificates: DoL Prohibited Transaction Class Exemptions ("PTCEs") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers).

  Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Certificates will represent beneficial interests in the Trust, and despite the agreement of the Transferor and the Certificate Owners to treat each Series of Certificates as debt instruments, the Certificates are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and section 4975 of the Code, unless either of the following exceptions applies.

  The first exception applies to a "publicly-offered security." A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who were independent of the issuer and of one another ("Independent Investors") and (c) either is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the 100 Independent Investor criterion, except to the extent otherwise disclosed in the accompanying Prospectus Supplement, each Class of Certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. The accompanying Prospectus Supplement will indicate whether it is anticipated that each Class of Certificates will meet the foregoing criteria for treatment as "publicly-offered securities." No restrictions will be imposed on the transfer of the Certificates. Except to the extent otherwise disclosed in the accompanying Prospectus Supplement, the Transferor expects that the most senior Class of each Series of Certificates will be held by at least 100 Independent Investors at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. Unless otherwise disclosed in the accompanying Prospectus Supplement, the most senior Class of each Series of Certificates will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act.

  The second exception applies if equity participation in the entity by "benefit plan investors" (i.e., Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant." Benefit plan investors' equity participation in the Trust is not significant on any date on which any Series of Certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust (excluding interests held by the Transferor, the Trustee or their affiliates) is held by benefit plan investors. No assurance can be given by the Transferor as to whether the value of each class of equity interests in the Trust held by benefit plan investors will be "significant" upon completion of the offering of any Series of Certificates or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

  If neither of the foregoing exceptions under the Plan Asset Regulation were satisfied with respect to the Trust and the Trust were considered to hold "plan assets," transactions involving the Trust and Parties in Interest with respect to a Plan that is a Certificate Owner might be prohibited under section 406 of ERISA and/or section 4975 of the Code and result in excise tax and other liabilities under ERISA and section 4975 of the Code unless an exemption were available. The five DoL class exemptions mentioned above may not provide relief for all transactions involving the assets of the Trust even if they would otherwise apply to the purchase of a Certificate by a Plan.

  The Certificates of any Series may not be purchased with the assets of a Plan if the Transferor, the Servicer, the Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets, and (ii) will be based on the particular investment needs of such Plan; or (c) unless PTCE 90-1, 91-38 or 95-60 is applicable, is an employer maintaining or contributing to such Plan.

  In light of the foregoing, fiduciaries or other persons contemplating purchasing the Certificates on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules. In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Mut. Life. Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such a reasoning a purchase of Certificates with assets of an insurance company's general account may subject the insurance company to the prohibited transaction and other fiduciary responsibility rules of ERISA with respect to such assets. Insurance company general account investors should also consider the effect of the enactment of Section 401(c) of ERISA and any regulations issued under Section 401(c). Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed in this Prospectus and in the accompanying Prospectus Supplement.

                              PLAN OF DISTRIBUTION

  Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to each Series of Certificates, the Transferor will agree to sell or cause the Trust to sell to each of the underwriters named therein and in the accompanying Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Transferor or Trust, as applicable, the principal amount of Certificates set forth therein and in the accompanying Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the accompanying Prospectus Supplement). NationsBanc Montgomery Securities LLC, an affiliate of the Transferor, the Servicer and the Corporation, may participate as an underwriter in the offering of the Certificates.

  In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby and by the accompanying Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

  Each Prospectus Supplement will set forth the price at which each Series of Certificates or Class being offered thereby initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates. After the initial public offering, the public offering price and such concessions may be changed.

  This Prospectus and the accompanying Prospectus Supplement may be used by NationsBanc Montgomery Securities LLC, an affiliate of the Transferor and Servicer, in connection with offers and sales related to market-making transactions in the Certificates. NationsBanc Montgomery Securities LLC may act as principal or agent in such transactions. Such prices will be made at prices related to prevailing market prices at the time of sale or otherwise.

  Each Underwriting Agreement will provide that the Transferor will indemnify the related underwriters against liabilities relating to the adequacy of disclosure to investors, including liabilities under the Securities Act of 1933, as amended.

  The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

  Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Certain agents and underwriters may be entitled under agreements entered into with Bank of America to indemnification by Bank of America against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, Bank of America or its affiliates in the ordinary course of business.

                                  LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by Andrea B. Goldenberg, Senior Counsel for the Corporation, and by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, special counsel to the Transferor. Certain legal matters relating to the federal tax consequences of the issuance of the Certificates will be passed upon for the Transferor by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, special tax counsel to the Transferor. Certain legal matters relating to the issuance of the Certificates will be passed upon for the underwriters by such counsel as specified in the accompanying Prospectus Supplement.

                          REPORTS TO CERTIFICATEHOLDERS

   The Servicer will prepare monthly and annual reports that will contain information about the Trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until Definitive Certificates are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the Certificates. No financial reports will be sent to you. See "Description of the Certificates Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance" in this Prospectus.

                     WHERE YOU CAN FIND MORE INFORMATION

   We filed a registration statement relating to the Certificates with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

   The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

   You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

   The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying Prospectus Supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the Trust until we terminate our offering of the Certificates.

   As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: _________________________.

                          INDEX OF TERMS FOR PROSPECTUS


ACCOUNTS...................................................................17
ACCUMULATION PERIOD........................................................17
ADDITIONAL ACCOUNTS........................................................17
ADDITIONAL TRANSFEROR......................................................24
AGGREGATE ADDITION LIMIT...................................................29
AGREEMENT..................................................................14
AMORTIZATION PERIOD........................................................18
ASSIGNMENT.................................................................30
AUTOMATIC ADDITIONAL ACCOUNTS..............................................29
BAC  ......................................................................18
BANK OF AMERICA............................................................14
BANK OF AMERICA NT&SA......................................................14
BANK PORTFOLIO.............................................................17
BILL ......................................................................53
CASH COLLATERAL ACCOUNT....................................................46
CASH COLLATERAL GUARANTY...................................................46
CEDE ......................................................................20
CEDEL......................................................................20
CEDEL PARTICIPANTS.........................................................22
CERTIFICATE OWNER..........................................................20
CERTIFICATE RATE...........................................................19
CERTIFICATEHOLDER..........................................................22
CERTIFICATEHOLDERS.........................................................17
CERTIFICATES...............................................................14
CLASS......................................................................17
CLOSING DATE...............................................................17
CODE ......................................................................53
COLLATERAL INTEREST........................................................46
COLLECTION ACCOUNT.........................................................32
CONTROLLED ACCUMULATION PERIOD ............................................17
CONTROLLED AMORTIZATION PERIOD ............................................17
COOPERATIVE................................................................22
CORPORATION................................................................18
CREDIT ENHANCEMENT.........................................................44
CREDIT ENHANCEMENT PERCENTAGE..............................................33
CREDIT ENHANCEMENT PROVIDER................................................41
CUT-OFF DATE...............................................................17
DEFAULTED ACCOUNTS.........................................................33
DEFINITIVE CERTIFICATES....................................................20
DEPOSITARIES...............................................................20
DEPOSITORY.................................................................20
DESIGNATED ADDITIONAL ACCOUNTS ............................................29
DETERMINATION DATE.........................................................36
DISCLOSURE DOCUMENT........................................................26
DISCOUNT PERCENTAGE........................................................31
DISTRIBUTION ACCOUNT.......................................................32
DISTRIBUTION DATE..........................................................17
DoL  ......................................................................56
DTC  ......................................................................20
ELIGIBLE ACCOUNT...........................................................28
ELIGIBLE RECEIVABLE........................................................28
ENHANCEMENT................................................................14
ENHANCEMENT INVESTED AMOUNT................................................45
ERISA......................................................................55
EUROCLEAR..................................................................22
EUROCLEAR OPERATOR.........................................................22
EUROCLEAR PARTICIPANTS.....................................................22
EXCHANGE ACT...............................................................21
FASIT......................................................................53
FDIA ......................................................................11
FDIC ......................................................................10
FINANCE CHARGE ACCOUNT.....................................................32
FINANCE CHARGE RECEIVABLES.................................................17
FIRREA.....................................................................11
FITCH......................................................................32
FULL INVESTOR INTEREST.....................................................31
FUNDING PERIOD.............................................................32
GAAP ......................................................................44
GROUP......................................................................35
HOLDERS....................................................................23
IDENTIFIED POOL............................................................17
INDEPENDENT INVESTORS......................................................56
INDIRECT PARTICIPANTS......................................................21
INELIGIBLE RECEIVABLE......................................................27
INSOLVENCY EVENT...........................................................38
INTERCHANGE................................................................16
INTEREST FUNDING ACCOUNT...................................................25
INTEREST PERIOD............................................................42
INVESTOR INTEREST..........................................................19
INVESTOR PERCENTAGE........................................................19
IRS  ......................................................................51
L/C BANK...................................................................45
LIBOR......................................................................47
MERGER.....................................................................18
MERGER AGREEMENT...........................................................18
MINIMUM TRANSFEROR INTEREST................................................27
MONTHLY PERIOD.............................................................25
MOODY'S....................................................................32
NATIONSBANK................................................................18
NATIONSBANK (DE)...........................................................18
NEW ISSUANCE...............................................................20
NEW REGULATIONS............................................................55
NON-U.S. CERTIFICATE OWNER.................................................51
OID  ......................................................................51
OID REGULATIONS............................................................51
PAIRED SERIES..............................................................36
PARTICIPANTS...............................................................21
PARTICIPATION AGREEMENT....................................................30
PARTICIPATIONS.............................................................30
PARTIES IN INTEREST........................................................55
PAY OUT EVENT..............................................................38
PAYING AGENT...............................................................42
PERMITTED INVESTMENTS......................................................32
PLAN ASSET REGULATION......................................................56

PLANS......................................................................55
PORTFOLIO YIELD............................................................31
PRE-FUNDING ACCOUNT........................................................32
PRE-FUNDING AMOUNT.........................................................32
PRINCIPAL ACCOUNT..........................................................32
PRINCIPAL AMORTIZATION PERIOD..............................................17
PRINCIPAL FUNDING ACCOUNT..................................................25
PRINCIPAL RECEIVABLES......................................................15
PRINCIPAL TERMS............................................................26
PROSPECTUS SUPPLEMENT......................................................16
PTCEs......................................................................56
QUALIFIED INSTITUTION......................................................32
RAPID ACCUMULATION PERIOD..................................................17
RAPID AMORTIZATION PERIOD...................................................7
RATING AGENCY..............................................................24
RECEIVABLES................................................................14
RECORD DATE................................................................19
REGULATIONS................................................................52
REINCORPORATION MERGER.....................................................18
REMOVED ACCOUNTS...........................................................17
REORGANIZATION.............................................................18
RESERVE ACCOUNT............................................................47
REVOLVING PERIOD...........................................................20
RISK FACTORS...............................................................57
SCHEDULED PAYMENT DATE.....................................................17
SEC  ......................................................................30
SECURITIES ACT.............................................................26
SENIOR CERTIFICATES........................................................19
SERIES.....................................................................14
SERIES SUPPLEMENT..........................................................19
SERIES TERMINATION DATE....................................................38
SERVICE TRANSFER...........................................................41
SERVICER...................................................................14
SERVICER DEFAULT...........................................................41
SERVICING FEE..............................................................16
SPECIAL COUNSEL............................................................50
SPREAD ACCOUNT.............................................................46
STANDARD & POOR'S..........................................................32
SUBORDINATED CERTIFICATES..................................................19
SUPPLEMENTAL CERTIFICATE...................................................24
SWAPS......................................................................47
TAX OPINION................................................................27
TERMS AND CONDITIONS.......................................................23
TRANSFER DATE..............................................................34
TRANSFEROR.................................................................14
TRANSFEROR CERTIFICATE.....................................................19
TRANSFEROR INTEREST........................................................20
TRANSFEROR PERCENTAGE......................................................19
TRUST......................................................................14
TRUST PORTFOLIO............................................................17
TRUST TERMINATION DATE.....................................................38
TRUSTEE....................................................................14
TSYS ......................................................................15
U.S. CERTIFICATE OWNER.....................................................50
U.S. PERSON.................................................................3
UCC  ......................................................................48
UNALLOCATED PRINCIPAL COLLECTIONS .........................................35
UNDERWRITING AGREEMENT.....................................................57
WITHHOLDING AGENT..........................................................54

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered BA Master Credit Card Trust Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

  Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

  Further, the IRS has recently proposed new regulations that would revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these proposed regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                                     PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

      Registration Fee  ...........................................       $295**
      Printing and Engraving.......................................            *
      Trustee's Fees    ...........................................            *
      Legal Fees and Expenses......................................            *
      Blue Sky Fees and Expenses...................................            *
      Accountants' Fees and Expenses...............................            *
      Rating Agency Fees...........................................            *
      Miscellaneous Fees...........................................            *
                                                                     -----------
                                          Total                      $         *
                                                                     ===========

      ----------
      *     To be filed by amendment.
      **    Actual

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in accordance with the above standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled. Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145 of the DGCL.

         The foregoing is only a general summary of certain aspects of Delaware law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and, the person for whose benefit indemnification shall or may be made.

         The Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which BankAmerica Corporation's ("BankAmerica") predecessor corporations, old BankAmerica Corporation and NationsBank Corporation (the "Predecessor Companies") merged (the "Merger") on September 30, 1998 (the "Effective Time") provided that BankAmerica will, for six years after the Effective Time, indemnify directors, officers and employees of the Predecessor Companies or any of their respective subsidiaries (including Bank of America National Association (the "Bank")) against certain liabilities in connection with such persons' status as such or in connection with the Merger Agreement, certain stock option agreements or any of the transactions contemplated thereby. Pursuant to the Merger Agreement, BankAmerica will also, for six years after the Effective Time and with respect to events occurring prior to the Effective Time, honor all rights to indemnification and limitations of liability existing in favor of the foregoing persons as provided in the governing documents of the Predecessor Companies or their respective subsidiaries. The Bylaws of old BankAmerica Corporation and of the Bank immediately prior to the Effective Time provided for indemnification of directors and officers to the fullest extent permitted by the DGCL as a contract right.

         The Articles of Association of the Bank provide that a director shall not be personally liable to the Bank or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Bank or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of Sections 56 or 60 of Title 12 of the United States Code, or (iv) for any transaction from which the director derives any improper personal benefit.

         The current Bylaws of BankAmerica, a Delaware corporation and the parent of the Bank, provide that, in addition to the indemnification otherwise provided by law and subject to any other requirements under applicable law, BankAmerica shall, under certain circumstances, indemnify the current or former directors and officers of the Bank against all liability and expenses, including reasonable attorneys' fees, in any proceeding including without limitation a proceeding brought by or on behalf of BankAmerica or the Bank itself arising out of their status as directors or officers, except for liability or litigation expense incurred on account of activities that were at the time known or believed by such director or officer to be in conflict with the best interest of the Bank.

         There is directors' and officers' liability insurance presently outstanding which insures directors and officers of the Bank. The policies cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by the Corporation or the Bank. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters uninsurable under the law.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

Exhibit                                                      Description
Number
(a)      Exhibits

1.1         -      Form of Underwriting Agreement (incorporated by reference to
                   Exhibit 1.1 to the registrant's Registration Statement on
                   Form S-3, No. 333-4152)
4.1         -      Pooling and Servicing Agreement (incorporated by reference to
                   Exhibit 4.1 to the registrant's Form 8-K filed with the
                   Securities and Exchange Commission on September 11, 1996)
4.2         -      Form of Pooling and Servicing Agreement (incorporated by
                   reference to Exhibit 4.1 to the registrant's Registration
                   Statement on Form S-3, No. 333-4152)
4.3         -      Form of Series Supplement (including form of Certificates)
                   (incorporated by reference to Exhibit 4.2 to the registrant's
                   Registration Statement on Form S-3, No. 333-4152)
4.4         -      Form of Prospectus Supplement
5.1         -      Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality*
8.1         -      Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters*
23.1        -      Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibits 5.1 and 8.1)*
24.1        -      Powers of Attorney


(b)      Financial Statements

         All financial statements, schedules and historical financial information have been omitted as they are not applicable.

------------------
*        To be filed by amendment.

ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PHOENIX, STATE OF ARIZONA, ON OCTOBER 26, 1998.

                                 BANK OF AMERICA NATIONAL ASSOCIATION
                                    as originator of the Trust and Registrant


                                 By: /s/ Margaret A. Sprude
                                     ------------------------------------------
                                     Name:  Margaret A. Sprude
                                     Title: Chief Financial Officer and Chief
                                            Accounting Officer

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ON FORM S-3 HAS BEEN SIGNED ON OCTOBER 26, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

             Signature                                             Title
             ---------                                             -----

                                                  Chairman of the Board, Chief Executive Officer and
      */s/ G. Patrick Phillips                    President
-----------------------------------------
        G. PATRICK PHILLIPS

                                                  Chief Financial Officer, Chief Accounting Officer
       /s/ Margaret A. Sprude                     and Director
-----------------------------------------
         MARGARET A. SPRUDE

      */s/ Richard G. Campbell                                   Director
-----------------------------------------
        RICHARD G. CAMPBELL

         */s/ Jody Ciethaml                                      Director
-----------------------------------------
           JODY CEITHAML

       */s/ Gilbert W. Jones                                     Director
-----------------------------------------
         GILBERT W. JONES.

        */s/ Jane D. Snyder                                      Director
-----------------------------------------
           JANE D. SNYDER



*By: /s/ Andrea Goldenberg
     ------------------------------------
     Andrea Goldenberg
     Attorney-in-Fact

---------------

* NOTE: Powers of Attorney appointing Cheryl Sorokin, Jeffrey R. Lapic, Andrea Goldenberg and Willie C. Bogan, or any of them acting singly, to execute the Registration Statement and any amendments thereto on behalf of the above-named individuals, are filed as Exhibit 24.1 to this Registration Statement.

                                  EXHIBIT INDEX

Exhibit
Number                                          Description
------                                          -----------

 1.1      --      Form of Underwriting Agreement (incorporated by reference to
                  Exhibit 1.1 to the registrant's Registration Statement on Form
                  S-3, No. 333-4152)

 4.1      --      Pooling and Servicing Agreement (incorporated by reference to
                  Exhibit 4.1 to the registrant's Form 8-K filed with the Securities and Exchange Commission on September 11, 1996)

 4.2      --      Form of Pooling and Servicing Agreement (incorporated by
                  reference to Exhibit 4.1 to the registrant's Registration
                  Statement on Form S-3, No. 333-4152)

 4.3      --      Form of Series Supplement (including form of Certificates)
                  (incorporated by reference to Exhibit 4.2 to the registrant's
                  Registration Statement on Form S-3, No. 333-4152)

 4.4      --      Form of Prospectus Supplement

 5.1      --      Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality*

 8.1      --      Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters*

23.1      --      Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibits 5.1 and 8.1)*

24.1      --      Powers of Attorney

------------------
*        To be filed by amendment.